Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

August 10, 2012

among

DECKERS OUTDOOR CORPORATION,

as the Borrower,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Administrative Agent

COMERICA BANK

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Co-Syndication Agents

BANK OF AMERICA, N.A.

COMPASS BANK,

FIFTH THIRD BANK

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC

as Sole Bookrunner

J.P. MORGAN SECURITIES LLC

and

COMERICA BANK,
as Joint Lead Arrangers

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TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES:

Schedule 2.01 — Commitments

Schedule 2.05 — Existing Letters of Credit

Schedule 3.06 — Disclosed Matters

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.08 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Opinion of Borrower’s Counsel

Exhibit C — Form of Compliance Certificate

Exhibit D — Form of Amended and Restated Guaranty

Exhibit E — Form of Amended and Restated Security Agreement

Exhibit F — Form of U.S. Tax Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among DECKERS OUTDOOR CORPORATION, a Delaware corporation, as the Borrower, the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMCB”), as Administrative Agent.

The Borrower, various lenders and JPMCB, as administrative agent for such lenders, are parties to that certain Credit Agreement dated as of August 30, 2011, as amended prior to the date hereof (as so amended, the “Existing Credit Agreement”); and

The parties hereto have agreed that the Existing Credit Agreement shall be amended and restated in its entirety.

Accordingly, the Borrower, the Lenders and the Administrative Agent (such terms having the respective meanings ascribed to such terms hereinafter) hereby agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning set forth in Section 9.14.

“Additional Lender” has the meaning set forth in Section 2.19(b).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, National Association, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 1:00 p.m. London time on such day (without any rounding).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided, that in the case of Section 2.20, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, determined by reference to the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Category	Total Adjusted Leverage Ratio:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1	Less than 1.75 to 1.00	0.50%	1.50%	0.20%
Category 2	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	0.75%	1.75%	0.25%
Category 3	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	1.00%	2.00%	0.30%
Category 4	Greater than or equal to 2.75 to 1.00	1.25%	2.25%	0.35%

From the Effective Date until the date that a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) for the fiscal quarter of the Borrower ending December 31, 2012, Category 2 shall apply.  Any increase or decrease in the Applicable Rate resulting from a change in the Total Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to

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Section 5.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Category 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date such Compliance Certificate is delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) 80% of the net accounts receivable of the Borrower and its Subsidiaries as of such date, plus (ii) 50% of the aggregate amount of inventory of the Borrower and its Subsidiaries, to (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien, in each case determined in accordance with GAAP on a consolidated basis.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.05(c).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” means Deckers Outdoor Corporation, a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

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“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, stored value card, purchase card, pooling, netting, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Secured Cash Management Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Secured Cash Management Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Secured Cash Management Agreement.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any)

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with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all “Collateral” as defined in the Security Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $400,000,000.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Consolidated EBITDAR” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) Consolidated Rental Expense for such period, (v) non-cash share based compensation expense for such period and (vi) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (including, without limitation, expenses associated with the acquisition of the Sanuk brand from Sanuk and C&C Partners) and minus (b) the following to the extent included in calculating such Consolidated Net Income:  (i) federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, debt discount,

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fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (in accordance with GAAP but excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Rental Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, total rental expense as calculated in accordance with GAAP.

“Consolidated Tangible Assets” means Consolidated Total Assets minus the aggregate amount, for the Borrower and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses.

“Consolidated Total Assets” means as of any date of determination thereof, the aggregate consolidated net book value of the assets of the Borrower and its Subsidiaries after all appropriate adjustments in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the

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Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to human health and safety matters (insofar as such health and safety may be adversely affected by exposure to dangerous or harmful substances or environmental conditions).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or imposed as a result of a present or former connection between the applicable lending office and the jurisdiction of the Governmental Authority imposing such Tax, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding Taxes resulting from any law in effect (including FATCA) on such date such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.16(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.16(a).

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“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Letters of Credit” means those letters of credit issued for the account of the Borrower and as of the Effective Date, which letters of credit are more particularly described on Schedule 2.05.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it in its reasonable discretion.

“Fee Letter” means the Fee Letter among the Administrative Agent, J.P. Morgan Securities LLC and the Borrower, dated as of July 9, 2012.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, controller or chief operating officer of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the

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payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as reasonably determined by the Borrower in good faith.

“Guarantors” means the Borrower, each Domestic Subsidiary that is a Significant Subsidiary as of the Effective Date (which shall include Deckers Consumer Direct Corporation, an Arizona corporation, Deckers Retail, LLC, a California limited liability company, Tsubo, LLC, a Delaware limited liability company, Mozo, Inc., a Colorado corporation, Deckers Cabrillo, LLC, a California limited liability company and Deckers Acquisition, Inc., a Delaware corporation) and each other Domestic Subsidiary that becomes party to a Guaranty pursuant to Section 5.09.

“Guaranty” means the Amended and Restated Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit D.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Secured Hedge Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Secured Hedge Agreement.

“Increase Effective Date” has the meaning set forth in Section 2.19(c).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on

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property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Ineligible Assignee” has the meaning set forth in Section 9.04(b).

“Information Memorandum” means the Confidential Information Memorandum dated July 2012 relating to the Borrower and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means JPMCB in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank

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may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; provided, however, that no arrangement of a type described in this sentence shall be permitted if, immediately after giving effect thereto, amounts would become payable by the Borrower under Section 2.12 or 2.16 that are in excess of those that would be payable under such Section if such arrangement were not implemented and, provided, further, that the fees payable to any such Affiliate shall be subject to the second sentence of Section 2.09(b).

“JPMCB” has the meaning set forth in the preamble hereto.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate quoted on the Reuters BBA LIBOR Rates Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 1:00 p.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any

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of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Guaranty, each promissory note delivered pursuant to Section 2.09(e), the Security Agreement, each Secured Cash Management Agreement, each Secured Hedge Agreement and all other agreements and certificates executed and delivered to, or in favor of, the Administrative Agent or any other Secured Parties.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the fifth anniversary of the Effective Date.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Extension Notice Date” has the meaning set forth in Section 2.05(c).

“Obligations” means all advances to, and debts, liabilities and obligations of any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of

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any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, documentary, intangible, recording, filing or similar other excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisitions” means acquisitions (whether by purchase, merger, consolidation or otherwise) completed after the Effective Date so long as the aggregate amount of cash and non-cash consideration for all such acquisitions shall not exceed $100,000,000.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with Section 5.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

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(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)           liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

(h)           possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within thirty-six months from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within thirty-six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)           money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

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(f)                                   other investments made in accordance with the Borrower’s investment policy as in effect on the Effective Date in the form previously provided to the Administrative Agent and the Lenders and other immaterial changes thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”  means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, (i) at any time that there are three or more Lenders, at least three Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, and (ii) at any time that there are less than three Lenders, all Lenders; provided that the Revolving Credit Exposure and unused commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s.

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“Sanctioned Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of international economic sanction administered or enforced by OFAC.

“Sanctioned Person” means any Person to the extent that such Person is the subject of international economic sanction administered or enforced by OFAC.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Agreement not prohibited by Section 6.05 that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means each Credit Party, each Cash Management Bank and each Hedge Bank.

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and in substantially the form of Exhibit E, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Significant Subsidiary” means each Subsidiary (including such Subsidiary’s interest in its direct and indirect Subsidiaries) of the Borrower that:

(a)                                 accounted for at least 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of Consolidated EBITDAR of the Borrower and its Subsidiaries, in each case for the four fiscal quarters of the Borrower ending on the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made; or

(b)                                 has total assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which such determination is made;

provided, that in the event that the Subsidiaries of the Borrower that would not otherwise be Significant Subsidiaries pursuant to clause (a) or clause (b) above either:

(i)                                     accounted for at least 10% of consolidated revenues of the Borrower and its Subsidiaries or 10% of Consolidated EBITDAR of the Borrower and its Subsidiaries, in each case in the aggregate for the four fiscal quarters of the Borrower ending on the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made; or

(ii)                                  have total assets which represent at least 10% of the consolidated assets of the Borrower and its Subsidiaries in the aggregate as of the last day of the last fiscal quarter of the Borrower immediately preceding the date as of which such determination is made,

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then the Borrower shall designate one or more of such Subsidiaries to be Significant Subsidiaries, notwithstanding that such Subsidiaries would not be Significant Subsidiaries pursuant to clause (a) or clause (b) above, such that after giving effect to such designation, clauses (i) and (ii) above would not apply to the Subsidiaries of the Borrower that are not Significant Subsidiaries.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.

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“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Adjusted Leverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) the sum of the aggregate amount of Indebtedness of the Borrower and its Subsidiaries on such date on a consolidated basis plus eight times Consolidated Rental Expense for the period of four fiscal quarters ending on such date to (ii) the Consolidated EBITDAR of the Borrower and its Subsidiaries for the period of four fiscal quarters ending on such date.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“United States” means the United States of America.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.02  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or

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modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE CREDITS

SECTION 2.01  Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02  Loans and Borrowings.  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; and provided, further, that no option may be exercised by any Lender if, immediately after giving effect thereto, amounts would become payable by the Borrower under

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Section 2.14 or 2.16 that are in excess of those that would be payable under such Section if such option were not exercised.

(c)                                  At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $100,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Revolving Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03  Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

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If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04  Swingline Loans.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000  or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)                                  The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in

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any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05  Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) for its own account or the account of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension but in any event no less than two (2) Business Days prior to such date) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of

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Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, that if the Borrower so requests in any notice requesting the issuance of a Letter of Credit, Issuing Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, further that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Maturity Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension or (C) such Auto-Extension Letter of Credit is an Existing Letter of Credit.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not

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later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)                                   Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to

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have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the

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deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement in accordance with Article VIII.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06  Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry

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rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans; provided, that any payment made by the Borrower shall be made without prejudice to any claim the Borrower may have against the Lender failing to make such payment to the Administrative Agent.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07  Interest Elections.  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)           To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08  Termination and Reduction of Commitments.  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the total Commitments) and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other receipt of funds, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09  Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

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(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10  Prepayment of Loans.  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty but subject to amounts payable pursuant to Section 2.15, subject to prior notice in accordance with paragraph (b) of this Section.

(b)           The Borrower shall notify the Administrative  Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.   Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the

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same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11  Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the actual daily amount by which such Lender’s Commitment exceeds such Lender’s Revolving Credit Exposure, subject to adjustment as provided in Section 2.20, during the period from and including the Effective Date to but excluding the date on which such Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank in the Fee Letter on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.

(d)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees

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paid shall not be refundable under any circumstances (other than in the case, and to the extent, of any overpayment thereof by the Borrower).

SECTION 2.12  Interest.  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the  rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13  Alternate Rate of Interest; Illegality.

(a)           If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)            the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

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(ii)           the Administrative Agent is reasonably advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.  The Administrative Agent shall promptly advise the Borrower of any such alternate interest rate and shall provide a calculation and explanation of the circumstances described in the foregoing clauses (i) and (i).

(b)           Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then such Lender shall promptly notify the Borrower thereof and (i) such Lender’s obligation to make or continue any Eurodollar Loans or to convert ABR Loans into Eurodollar Loans shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Eurodollar Loans), and each such Eurodollar Loan then outstanding shall be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.

SECTION 2.14  Increased Costs.  (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)           impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

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and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (containing a reasonably detailed explanation of the basis on which such amount or amounts were calculated and explaining the Change in Law by reason of which it has become entitled to be so compensated) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)           Notwithstanding any other provision to the contrary, this Section 2.13 shall have no application with respect to any Indemnified Taxes, Other Taxes or any Excluded Taxes, which matters, for the avoidance of doubt, shall be dealt with exclusively under Section 2.16.

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SECTION 2.15  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16  Taxes.  (a) Withholding Taxes; Gross-Up.  Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by law.  If any Withholding Agent determines, in its commercially reasonable discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by any Loan Party shall be increased as necessary so that net of such withholding (including withholding applicable to additional amounts payable under this Section) the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)           Payment of Other Taxes by the Borrower.   The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Evidence of Payment.  As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Borrower.  The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.16(d)) and any

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reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.16(d) shall be paid within 10 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient or Beneficial Owner and describing the basis for the indemnification claim.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.16(e) shall be paid within 10 days after the Administrative Agent or the Borrower (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent or the Borrower (as applicable).  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A) through (E) below) shall not be required if in the Lender’s commercially reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f).  If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and

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the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)           Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)          in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)          in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit F (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)           in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or

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more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)           any other form prescribed by law as a basis for claiming exemption from, or a reduction of, withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)          If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement

(g)           Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

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(h)           Issuing Bank.  For purposes of Section 2.16(e) and (f), the term “Lender” includes any Issuing Bank.

SECTION 2.17  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements

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to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18  Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the

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Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19  Increase in Commitments.

(a)           Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Commitments by an amount (for all such increases) not exceeding $100,000,000; provided that (i) any such increase shall be in a minimum amount of $10,000,000, (ii) the Borrower may make a maximum of three such increases and (iii) any such increase shall be subject to the consent of the Administrative Agent (which shall not be unreasonably withheld).

(b)           Increasing and Additional Lenders.  The Borrower may, in consultation with the Administrative Agent, designate any Lender party to this Agreement (with the consent of such Lender, which may be given or withheld in its sole discretion) or another Person (which may be, but need not be, an existing Lender) which qualifies as an Eligible Assignee (including that such Person shall be subject to the consent of the Administrative Agent and the Issuing Bank (such consents not to be unreasonably withheld or delayed) if such Person is not a Lender, an Affiliate of a Lender or an Approved Fund) and which at the time agrees in its sole discretion to (i) in the case of any such designated Lender that is an existing Lender, increase its Commitment, and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(c)           Effective Date and Allocations.  If the Commitments are increased in accordance with this Section, the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase in consultation with the Administrative Agent.  The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party

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dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.  The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(e)           Conflicting Provisions.  This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary.

SECTION 2.20  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)           the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or unreimbursed LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c)           if any Swingline Exposure or LC Exposure exist at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the

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Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)          if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b)) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and (b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v)           if all or any portion of any Defaulting Lender’s LC Exposure are neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure are cash collateralized and/or reallocated; and

(d)           so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein).

If (i) a Bankruptcy Event shall occur with respect to a Person with respect to whom a Lender is a subsidiary following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank  has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on

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such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01  Organization; Powers.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02  Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  Each Loan Document has been duly executed and delivered by the Loan Parties which is a party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04  Financial Condition; No Material Adverse Change.   (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2011, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2012, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

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(b)           Since December 31, 2011, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.05  Properties.  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)           Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business as currently conducted, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06  Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)           Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)           Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07  Compliance with Laws and Agreements.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08  Investment Company Status.  Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09  Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or

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caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11  Disclosure.  As of the Effective Date, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole with all such other written statements, written information, documents and certificates contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided, further, that the Borrower makes no representation or warranty whatsoever concerning the information contained in the Information Memorandum under the heading “Industry Overview”.

SECTION 3.12  OFAC.  No Loan Party (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Jurisdictions, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Jurisdictions.  No part of the proceeds of any Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Jurisdiction or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.13  Patriot Act.  No Loan Party is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States

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of America (50 U.S.C. App. §§ 1 et seq.), as amended or any enabling legislation or executive order relating thereto.  No Loan Party is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Loan Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

ARTICLE IV

CONDITIONS

SECTION 4.01  Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           The Administrative Agent (or its counsel) shall have received from each party to each of this Agreement, the Guaranty and the Security Agreement either (i) a counterpart of such Loan Document, signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of such Loan Document.

(b)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of  Stradling Yocca Carlson & Rauth, counsel for the Borrower, substantially in the form of Exhibit B, covering such matters relating to the Borrower, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion.

(c)           The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(d)           The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b)

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of Section 4.02 and confirming that, after giving effect to the Effective Date and any Borrowing expected to be made on such date, the Borrower will be in compliance with Section 6.10 on a pro forma basis.

(e)           The Administrative Agent shall have received any promissory notes requested by a Lender pursuant to Section 2.08(e) payable to the order of each such requesting Lender.

(f)            The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g)           The Administrative Agent shall have received such documents, and completed such other reviews, including, without limitation, material leases and contracts, litigation and taxes, as the Administrative Agent or its counsel shall reasonably deem necessary.

(h)           The Administrative Agent shall have received (i) the certificates representing the shares of Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(i)            Each document (including any Uniform Commercial Code financing statement) required by the Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall have been filed, registered or recorded or shall be in proper form for filing, registration or recordation.

(j)            The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.05 and Section 6 of the Security Agreement.

(k)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not

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become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on August 15, 2012 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than such representations as are made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, increase, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01  Financial Statements; Ratings Change and Other Information.  The Borrower will furnish to each Lender through the Administrative Agent:

(a)           within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception arising out of the scope of the audit, or and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of

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operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate (a “Compliance Certificate”) in substantially the form of Exhibit C of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has had an effect on such financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)           concurrently with each delivery of financial statements under clause (a) above, an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, in form and substance satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).and

(f)            promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided, however that the Borrower shall not be obligated to provide information the disclosure of which would adversely affect the attorney-client privilege between the Borrower and its counsel.

The parties hereto acknowledge and agree that the forms of the financial statements filed by the Borrower with the Securities and Exchange Commission as part of its annual 10-K or quarterly 10-Q filings shall be satisfactory forms for purposes of complying with financial statement delivery requirements and financial certifications under Sections 5.01(a) and 5.01(b) respectively.  Documents required to be delivered pursuant to Section 5.01(a) or (b) may be

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delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and, to the extent requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.02  Notices of Material Events.  The Borrower will furnish to each Lender through the Administrative Agent prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(e)           Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03  Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (other than the case of the foregoing requirements insofar as they relate to the legal existence of the Borrower and the Guarantors), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in

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good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05  Maintenance of Properties; Insurance.  Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06  Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity in all material respects with all applicable laws, rules and regulations of any Governmental Authority are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower or such Subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it), and to discuss its affairs, finances and condition with its officers and independent accountants so long as Borrower is afforded an opportunity to be present, all at such reasonable business hours and times and as often as reasonably requested and at the expense of the Borrower; provided, that unless a Default is then in effect the Administrative Agent shall be limited to two such on-site inspections in any year.

SECTION 5.07  Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08  Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only for working capital and general corporate purposes, including Permitted Acquisitions and share repurchases.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09  Covenant to Guarantee Obligations and Give Security.  (a) Upon the formation or acquisition of any new direct or indirect wholly-owned Domestic Subsidiary by any Loan Party, if such new direct or indirect wholly-owned Domestic Subsidiary is a Significant Subsidiary, and upon any existing Domestic Subsidiary being designated or determined to be a wholly-owned Significant Subsidiary, the Borrower shall, at the Borrower’s expense:

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(i)            within 60 days after such formation, acquisition, designation or determination, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a supplement to the Guaranty, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii)           within 60 days after such formation, acquisition, designation or determination, furnish to the Administrative Agent such information regarding the real and personal properties of such Subsidiary as would have been required under the Loan Documents had such Subsidiary been a Significant Subsidiary as of the Effective Date,

(iii)          within 60 days after such formation, acquisition, designation or determination, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver Security Agreement supplements to the Administrative Agent and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(h)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents,

(iv)          within 60 days after such formation, acquisition, designation or determination, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action reasonably requested by Administrative Agent (including the preparation of Uniform Commercial Code financing statements) that may be necessary or advisable in the reasonable opinion of the Administrative Agent to assist the Administrative Agent (or in any representative of the Administrative Agent designated by it) in obtaining valid and subsisting Liens on the properties purported to be subject to the Security Agreement supplements and security and pledge agreements delivered pursuant to this Section 5.09,

(v)           within 60 days after such formation, acquisition, designation or determination, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to such matters relating to such Subsidiary as the Administrative Agent may reasonably request.

(b)           Upon the formation or acquisition of any new direct or indirect non-wholly-owned Domestic Subsidiary by any Loan Party, if such new direct or indirect non-wholly-owned Domestic Subsidiary is a Significant Subsidiary, and upon any existing Domestic Subsidiary being designated or determined to be a non-wholly-owned Significant Subsidiary, then the Borrower shall, at the Borrower’s expense:

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(i)            within 60 days after such formation, acquisition, designation or determination, cause each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver amendments to the Security Agreement to the Administrative Agent (including delivery of all pledged Equity Interests in and of such Subsidiary owned directly and indirectly by the Borrower, and other instruments of the type specified in Section 4.01(h)), securing payment of all the Obligations of such parent under the Loan Documents, and

(ii)           within 60 days after such formation, acquisition, designation or determination, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action reasonably requested by Administrative Agent (including the preparation of Uniform Commercial Code financing statements) that may be necessary or advisable in the reasonable opinion of the Administrative Agent to assist the Administrative Agent (or in any representative of the Administrative Agent designated by it) in obtaining valid and subsisting Liens on the properties purported to be subject to the pledge agreements delivered pursuant to this Section 5.09.

(c)           Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrower shall, at the Borrower’s expense, within 45 days after such request, furnish to the Administrative Agent a description of the material real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent.

(d)           At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements and other security and pledge agreements.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) not more than 65% of the Equity Interests of a first-tier Foreign Subsidiary shall be required to be pledged pursuant to any of the Loan Documents and (ii) in no event shall any Foreign Subsidiary be required to become a Guarantor, nor shall any security interest be required to be granted with respect to any assets of (including Equity Interests) of any such Person pursuant to the Loan Documents.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

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SECTION 6.01  Indebtedness.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness created hereunder;

(b)           Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof;

(c)           Indebtedness (i) of any Loan Party to any other Loan Party or any Subsidiary thereof so long as, in the case of any such Indebtedness owing to a Subsidiary that is not a Loan Party, such Indebtedness shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent, and (ii) of any Subsidiary (other than a Guarantor) to the Borrower or any other Subsidiary; provided, in each case, that any such Indebtedness owing to any Loan Party shall (x) be evidenced by a promissory note which shall be delivered to the Administrative Agent under the Security Agreement and (y) not be prohibited by Section 6.04;

(d)           Guarantees (i) by any Loan Party of Indebtedness of any other Loan Party, (ii) by any Loan Party of Indebtedness of a Subsidiary that is not a Loan Party, so long as such Guarantee shall not be prohibited by Section 6.04, and (iii) by any Subsidiary (other than a Guarantor)  of Indebtedness of the Borrower or any other Subsidiary;

(e)           Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $20,000,000 at any time outstanding;

(f)            Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $20,000,000 at any time outstanding;

(g)           Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

(h)           Trade debt incurred in the ordinary course of business and outstanding less than 90 days after the same has become due and payable or which is being contested in good faith and for which reserves have been established in accordance with GAAP;

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(i)                                     other unsecured Indebtedness of the Borrower not otherwise permitted by this Section in an aggregate principal amount not exceeding $200,000,000 at any time outstanding; provided that (i) both before and after giving effect to the incurrence of any such Indebtedness, the Total Adjusted Leverage Ratio would not exceed 2.75 to 1.0 on a pro forma basis, (ii) any such Indebtedness has a maturity date after, and no scheduled principal payments prior to, the Maturity Date and (iii) the documentation governing such Indebtedness does not have (x) any maintenance financial covenants or (y) any other covenants or other provisions more restrictive taken as a whole than those contained in the Loan Documents;

(j)                                    operating lease guarantees entered into in the ordinary course of business by (x) wholly-owned Subsidiaries of the Borrower or (y) StellaDeck Fashion Limited;

(k)                                 Guarantees by the Borrower or Indebtedness of the Borrower related to purchases by Borrower or its Subsidiaries or their manufacturers of sheepskin in the ordinary course of business; provided that the tenor of the Borrower’s obligations thereunder shall not exceed twenty-four months for any such purchases except for obligations in an amount not to exceed $75,000,000 at any time outstanding which may have tenors of longer than twenty-four months;

(l)                                     Indebtedness of the Borrower related to any mortgage financing transaction with respect to the Borrower’s headquarters building; provided that the aggregate amount of such Indebtedness shall not exceed the lesser of (i) 90% of the aggregate cost of such building and (ii) $67,500,000; and

(m)                             other Indebtedness (which may be secured) in an aggregate amount not exceeding $5,000,000 at any time outstanding, provided that no such indebtedness may be secured by any Collateral.

SECTION 6.02  Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Permitted Encumbrances;

(b)                                 any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding amount of the obligations secured thereby;

(c)                                  any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii)

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such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding amount of the obligations secured thereby and (iv) any Indebtedness secured by such Lien is permitted by clause (f) of Section 6.01;

(d)                                 Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

(e)                                  Liens solely constituting the right of any other Person to a share of any licensing royalties (pursuant to a licensing agreement or other related agreement entered into by the Borrower or any of its Subsidiaries with such Person in the ordinary course of the Borrower’s or such Subsidiary’s business) otherwise payable to the Borrower or any of its Subsidiaries, provided that such right shall have been conveyed to such Person for consideration received by the Borrower or such Subsidiary on an arm’s-length basis;

(f)                                   Liens on the Borrower’s headquarters building and securing Indebtedness permitted by clause (l) of Section 6.01; and

(g)                                  Liens securing Indebtedness permitted by clause (m) of Section 6.01; provided, that such security interests shall not apply to any Collateral at any time.

SECTION 6.03  Fundamental Changes.  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all any substantial part of its assets (including in a sale and leaseback transaction), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04), (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of a substantial part of its assets to the Borrower or to another Subsidiary (provided that in the case of any such sale, transfer, lease or other disposition by a Guarantor, the counterparty to such transaction shall be the Borrower or another Guarantor), (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) the Borrower may dispose of its headquarters building

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pursuant to a sale and leaseback transaction for total consideration not to exceed $75,000,000 in the aggregate.

(b)                                 The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04  Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)                                 Permitted Investments;

(b)                                 loans and advances by the Borrower or any Subsidiary to any Loan Party, and purchases or other acquisitions by any Loan Party of the capital stock of any Loan Party;

(c)                                  loans and advances by the Borrower or any wholly-owned Domestic Subsidiary to any wholly-owned Foreign Subsidiary and purchases or other acquisitions by the Borrower or any wholly-owned Domestic Subsidiary of the capital stock of any wholly-owned Foreign Subsidiary; provided that both before and after giving effect to any such loan, advance, purchase or acquisition, (x) the Total Adjusted Leverage Ratio would not exceed 2.75 to 1.0 on a pro forma basis and (y) the Borrower and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments (to the extent that any such potential borrowing would not cause the Borrower to be in breach of Section 6.10(a) on a pro forma basis) of not less than $75,000,000;

(d)                                 loans and advances by any Foreign Subsidiary to any other Foreign Subsidiary and purchases or other acquisitions by any Foreign Subsidiary of the capital stock of any other Foreign Subsidiary;

(e)                                  Guarantees constituting Indebtedness permitted by clause (d) of Section 6.01;

(f)                                   advances, loans or Guarantees by the Borrower or any Subsidiary made in connection with the transactions permitted by clause (k) of Section 6.01;

(g)                                  Permitted Acquisitions;

(h)                                 to the extent permitted by Governmental Authorities, loans and advances made by the Borrower and its Subsidiaries to their officers and employees in the ordinary

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course of business so long as the aggregate outstanding principal amount thereof does not exceed $5,000,000 at any time;

(i)                                     Investments (including debt obligations) received in connection with (i) the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and (ii) the disposition of assets permitted under Section 6.03;

(j)                                    existing Investments not otherwise permitted under this Agreement and described in Schedule 6.04 hereto;

(k)                                 capital contributions to StellaDeck Fashion Limited in an aggregate amount not to exceed $40,000,000 after the Effective Date; and

(l)                                     other investments, loans, advances or Guarantees not to exceed $25,000,000 in the aggregate after the Effective Date so long as both before and after giving effect to any such transaction, (i) the Borrower would be in compliance with Section 6.10 on a pro forma basis and (ii) the Borrower and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments (to the extent that any such potential borrowing would not cause the Borrower to be in breach of Section 6.10(a) on a pro forma basis) of not less than $75,000,000.

SECTION 6.05  Swap Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.06  Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with share based compensation plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) the Borrower may make or declare any other Restricted Payments so long as both before and after giving effect to the making and/or declaration of any such Restricted Payment, (i) the Borrower would be in compliance with Section 6.10 on a pro forma basis and (ii) the Borrower and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments (to the extent that any such potential borrowing would not cause the Borrower and its Subsidiaries on a consolidated basis to be in breach of Section 6.10(a) on a pro forma basis) of not less than (x) $150,000,000, in the case of any such Restricted Payment to be made in the first, second or fourth fiscal quarter of any fiscal year of

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the Borrower, and (y) $75,000,000, in the case of any such Restricted Payment to be made in the third fiscal quarter of any fiscal year of the Borrower.

SECTION 6.07  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) transactions permitted under Sections 6.01, 6.02 and 6.04 and (d) any Restricted Payment permitted by Section 6.06.

SECTION 6.08  Restrictive Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.09  Accounting Changes.  Make any change in accounting policies or reporting practices including any change in fiscal year, except as required or permitted by GAAP.

SECTION 6.10  Financial Covenants.

(a)                                 The Borrower shall not permit the Asset Coverage Ratio to be less than or equal to 1.10 to 1.00 as of the last day of any fiscal quarter of the Borrower.

(b)                                 As of the last day of any fiscal quarter of the Borrower, the Borrower shall not permit the ratio of (i) Consolidated EBITDAR for the period of four fiscal quarters ending on such day to the sum of (ii) Consolidated Interest Expense for such four quarter period plus Consolidated Rental Expense for such four quarter period to be less than or equal to 2.25 to 1.00.

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SECTION 6.11  Prepayments, Etc., of Indebtedness.

(a)                                 Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (i) the prepayment of the Loans in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 6.01 and extensions, renewals and replacements of such Indebtedness in compliance with Section 6.01(b), and (iii) regularly scheduled or required payments with respect to Indebtedness permitted under Section 6.01.

(b)                                 Amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 6.01, except for any extensions, renewals and replacements thereof permitted by Section 6.01(b).

SECTION 6.12  Capital Expenditures.  Make or become legally obligated to make any Capital Expenditure, except for (i) by the Borrower in connection with its headquarters building not to exceed $75,000,000 in the aggregate after August 30, 2011 and (ii) other Capital Expenditures in the ordinary course of business not exceeding $65,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year of the Borrower; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next two following fiscal years; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal years before the amount permitted to be used in such fiscal year.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)                                 the Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and, in the case of such reimbursement obligation, such failure shall continue unremedied for a period of three Business Days;

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this

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Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)                                 the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;

(e)                                  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)                                   the Borrower or any Significant Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue unremedied beyond the period (without giving effect to any extensions, waivers, amendments or other modifications of or to such period) of grace, if any, provided in such the instrument or agreement under which such Material Indebtedness was created;

(g)                                  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a

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general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $10,000,000 shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Significant Subsidiary to enforce any such judgment;

(l)                                     an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $10,000,000 in any year or (ii) $20,000,000 for all periods; or

(m)                             Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall cash collateralize the LC Exposure in accordance with Section 2.05(j); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall automatically be required to cash collateralize the LC Exposure in accordance with Section 2.05(j).

After the exercise of remedies provided for in this Article (or after the Loans have automatically become immediately due and payable and the LC Exposure have automatically been required to be cash collateralized as described above), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15 and 2.16) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and letter of credit fees payable under Section 2.11(b)(i)) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Sections 2.14, 2.15 and 2.16), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid letter of credit fees payable under Section 2.11(b)(i) and interest on the Loans, LC Exposure and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Exposure and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Bank, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit in accordance with Section 2.05(j); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.05(j) amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  Subject to Section 2.05(j), if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be.  Each Hedge Bank or Cash Management Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto.

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ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01  Agency Matters.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence, bad faith or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or

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by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor (which shall not be a Defaulting Lender) subject to the prior written consent (except during the continuance of a Default or Event of Default) of the Borrower (such consent not to be unreasonably withheld or delayed).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

SECTION 8.02  Collateral and Guaranty Matters.  The Lenders and the Issuing Bank (including in their capacities as potential Cash Management Bank and potential Hedge

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Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than any contingent indemnification or similar contingent obligation not yet due and payable) and the expiration or termination or cash collateralization of all Letters of Credit, (ii) that is sold or transferred, or to be sold or transferred, as part of or in connection with any sale or transfer permitted hereunder or under any other Loan Document, or (iii)  if approved, authorized or ratified in writing in accordance with Section 9.02; (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (c) to subordinate any Lien, or to enter into or amend any intercreditor agreement with respect to any Lien, on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.02.  In each case as specified in this Section 8.02, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.02.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01  Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i)                                     if to the Borrower, to it at 495A South Fairview Avenue, Goleta, CA 93117 Attn:  Chief Financial Officer, with a copy to:  Legal Department, (Telecopy No. 805-967-7862);

(ii)                                  if to the Administrative Agent, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603-2003, Attention of Darren Cunningham (Facsimile No. (888) 292-9533; Email: jpm.agency.servicing.4@jpmchase.com);

(iii)                               if to the Issuing Bank, to JPMorgan Chase Bank, National Association, Global Trade Services, Regional Processing Center, 333 South

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Grand Avenue, Suite 3600, Los Angeles, California, Attention of Agnes Martinez, Facsimile No. (213) 621-8079);

(iv)                              if to the Swingline Lender, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603-2003, Attention of Darren Cunningham (Facsimile No. (888) 292-9533; Email: jpm.agency.servicing.4@jpmchase.com); and

(v)                                 if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders hereunder and under the other Loan Documents may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02  Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of

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interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the value of the Guaranty, without the written consent of each Lender or (vii) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be and (y) the Fee Letter, each Secured Cash Management Agreement and each Secured Hedge Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as set forth in Section 2.20(b).

(c)                                  If, in connection with any proposed waiver, amendment or modification of any of the provisions of this Agreement as contemplated by clauses (i) through (vii) of Section 9.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and shall grant its consent to the proposed waiver, amendment or modification; provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

SECTION 9.03  Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment,

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renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument

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contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04  Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i)                   Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, it being understood and agreed that it shall be reasonable for the Borrower to withhold consent for an assignment to an assignee if such assignee is a Foreign Lender which would require the Borrower to withhold amounts in respect of interest payments to such Foreign Lender) of:

(A)                               the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and provided further that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)                               the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                               the Issuing Bank.

As used herein, “Ineligible Assignee” means a (a) natural person or (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Assignee if it (x) has not been established for the primary purpose of

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acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Assignee if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Revolving Credit Exposure or Commitments, as the case may be.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments and Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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(iii)  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03); provided however, that no such assignment or transfer shall be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against such Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                                  (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Assignee, in all or a portion of such Lender’s rights and obligations under this Agreement (including

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all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements under Section 2.16(f), it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)  A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (x) the sale of the participation to such Participant is made with the Borrower’s prior written consent or (y) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

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(d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties herein, in each other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligations are outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07  Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 9.08  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not the Lenders shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09  Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)           Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 (but not by telecopy or electronic mail).  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

76

OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12  Confidentiality.  (a)  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case who have a need to know such Information in accordance with customary banking practices (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)           EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS

77

RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)           ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

78

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DECKERS OUTDOOR CORPORATION, as the Borrower

By	/s/ Angel Martinez
Name: Angel Martinez
Title: Chief Executive Officer

79

JPMORGAN CHASE BANK, N.A., as a Lender, as Issuing Bank and as Administrative Agent

By	/s/ Keith F. Winzenried
Name: Keith F. Winzenried
Title: Credit Executive

80

COMERICA BANK, as a Lender

By	/s/ Carlos Recavarren
Name: Carlos Recavarren
Title: Assistant Vice President

81

HSBC Bank USA, N.A., as a Lender

By	/s/ James Colman
Name: James Colman
Title: Vice President

82

Bank of America, N.A., as a Lender

By	/s/ Tasneem A. Ebrahim
Name: Tasneem A. Ebrahim
Title: Senior Vice President

83

Compass Bank, as a Lender

By	/s/ Erik Velastegui
Name: Erik Velastegui
Title: Senior Vice President

84

FIFTH THIRD BANK, as a Lender

By	/s/ Brian Anderson
Name: Brian Anderson
Title: Vice President

85

U.S. Bank National Association, as a Lender

By	/s/ Joyce P. Dorsett
Name: Joyce P. Dorsett
Title: Vice President

86

BANK OF THE WEST, as a Lender

By	/s/ Richard J. Tico
Name: Richard J. Tico
Title: Vice President

87

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ Edward Hawke
Name: Edward Hawke
Title: Senior Vice President

88

Rabobank, National Association, as a Lender

By	/s/ Arthur J. Munoz III
Name: Arthur J. Munoz III
Title: Vice President, Senior Banker

89

Sumitomo Mitsui Banking Corporation, as a Lender

By	/s/ David W. Kee
Name: David W. Kee
Title: Managing Director

90

UNION BANK, N.A., as a Lender

By	/s/ John Kase
Name: John Kase
Title: Vice President

91

CALIFORNIA BANK & TRUST, as a Lender

By	/s/ Brian Knapp
Name: Brian Knapp
Title: Vice President

92

Wells Fargo Bank, N.A., as a Lender

By	/s/ Nicolette Sloan
Name: Nicolette Sloan
Title: Vice President

93

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	Deckers Outdoor Corporation (the “Borrower”)

4.	Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of August 10, 2012 among the Borrower, the Lenders parties thereto and the Administrative Agent

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Commitment/ Loans for all Lenders(7)	Amount of Commitment/ Loans Assigned(8)	Percentage Assigned of Commitment/ Loans(8)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date:	](9)

[Page break]

Effective Date:                                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(9)  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](10)
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](11)
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](12) Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[Consented to:

DECKERS OUTDOOR CORPORATION

By:
Title: ](13)

(10)  Add additional signature blocks as needed.

(11)  Add additional signature blocks as needed.

(12)  Include except in the case of an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

(13)  Include except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee.

ANNEX 1

DECKERS OUTDOOR CORPORATION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1          Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the

Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

STRADLING YOCCA CARLSON & RAUTH, P.C. 800 ANACAPA STREET, SUITE A SANTA BARBARA, CA 93101 SYCR.COM	NEWPORT BEACH 949.725.4000 SACRAMENTO 916.449.2350 SAN DIEGO 858.926.3000	SAN FRANCISCO 415.283.2240 SANTA BARBARA 805.730.6800 SANTA MONICA 424.214.7000

August 10, 2012

JPMorgan Chase Bank, National Association,
as Administrative Agent, and the several Lenders

Re: Credit Agreement dated as of August 10, 2012

Ladies and Gentlemen:

We have acted as counsel to Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), Deckers Consumer Direct Corporation, an Arizona corporation (“Consumer Direct”), Deckers Retail, LLC, a California limited liability company (“Deckers Retail”), Tsubo, LLC, a Delaware limited liability company (“Tsubo”), Mozo, Inc., a Colorado corporation (“Mozo”), Deckers Cabrillo, LLC, a California limited liability company (“Deckers Cabrillo”), and Deckers Acquisition, Inc., a Delaware corporation (“Deckers Acquisition,” and collectively with Consumer Direct, Deckers Retail, Tsubo and Deckers Cabrillo, each individually a “Guarantor” and collectively, the “Guarantors”) in connection with the Amended and Restated Credit Agreement dated as of August 10, 2012 (the “Credit Agreement”) among the Borrower, the Lenders party thereto (including JPMorgan Chase Bank, National Association), and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”).

This opinion is delivered pursuant to Section 4.01(b) of the Credit Agreement.  The Borrower and the respective Guarantors are sometimes referred to in this letter individually as a “Loan Party,” and collectively as the “Loan Parties.”  Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

In connection with the preparation of this opinion, we have examined the following documents:

(i)            the Credit Agreement;

(ii)           the Guaranty;

(iii)          the Security Agreement;

(iv)          the promissory notes delivered by the Borrower to certain Lenders pursuant to Section 2.09(e) of the Credit Agreement, in the form which the Administrative Agent has as of the Closing Date approved;

(v)           the Amended and Restated Certificate of Incorporation of the Borrower, certified by the Delaware Secretary of State as of August 7, 2012 and certified to us by an officer of the Borrower as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(vi)          the Bylaws of the Borrower, certified to us by an officer of the Borrower as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(vii)         the Articles of Incorporation of Consumer Direct, certified by the Arizona Secretary of State as of August 25, 2011 and certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(viii)        the Bylaws of Consumer Direct, certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(ix)          the Articles of Organization of Deckers Retail, certified by the California Secretary of State as of August 8, 2012 and certified to us by an officer of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(x)           the Operating Agreement of Deckers Retail, certified to us by an officer of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xi)          the Certificate of Formation of Tsubo, certified by the Delaware Secretary of State as of August 6, 2012 and certified to us by an officer of the corporation which is the manager of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xii)         the Operating Agreement of Tsubo, certified to us by an officer of the corporation which is the manager of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xiii)        the Articles of Incorporation of Mozo, certified by the Colorado Secretary of State as of August 6, 2012 and certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xiv)        the Bylaws of Mozo, certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xv)         the Articles of Organization of Deckers Cabrillo, certified by the California Secretary of State as of August 8, 2012 and certified to us by an officer of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xvi)        the Operating Agreement of Deckers Cabrillo, certified to us by an officer of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xvii)       the Certificate of Incorporation of Deckers Acquisition, certified by the Delaware Secretary of State as of August 6, 2012 and certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xviii)      the Bylaws of Deckers Acquisition, certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xix)        records of the corporate proceedings of each such Loan Party relating to the transactions contemplated by the Credit Agreement certified to us by an officer of the respective Loan Party as constituting all records of proceedings relating to the transactions contemplated by the Credit Agreement;

(xx)         originals or copies certified or otherwise identified to our satisfaction of such records, agreements, instruments and certificates of public officials and of the Loan Parties as we have deemed necessary and relevant to form the basis for our opinions herein.

(xxi)        Certificates of Status or equivalent instruments, each of recent date, certified by the Secretary of State of each respective Loan Party’s state of incorporation, organization or formation, with respect to the “good standing” or equivalent status of such Loan Party;

(xxii)       a certificate of certain officers of the Loan Parties identifying certain agreements and instruments (in each case including all amendments to date) to which the Borrower and/or one or more Guarantors is a party or by which the Borrower and/or one or more Guarantors’ properties or assets are bound (the “Certificate Relating to Agreements”);

(xxiii)      a copy, certified to us as being a true and correct copy of the original, of each of the agreements and instruments identified in the Certificate Relating to Agreements (the “Material Agreements”);

(xxiv)     the following UCC financing statements (collectively, the “Financing Statements”):

a.     UCC1 naming the Borrower as debtor and the Administrative Agent as secured party, filed with the Secretary of State of the State of Delaware (the “Delaware Filing Office”) on August 30, 2011, a copy of which is attached hereto as Exhibit B-1;

b.     UCC1 naming Consumer Direct as debtor and the Administrative Agent as secured party, filed with the Secretary of State of the State of Arizona (the “Arizona Filing Office”) on August 30, 2011, a copy of which is attached hereto as Exhibit B-2;

c.     UCC1 naming Deckers Retail as debtor and the Administrative Agent as secured party, filed with the Secretary of State of the State of California (the “California Filing Office”) on August 30, 2011, a copy of which is attached hereto as Exhibit B-3;

d.     UCC1 naming Tsubo as debtor and the Administrative Agent as secured party, filed with the Delaware Filing Office on August 30, 2011, a copy of which is attached hereto as Exhibit B-4;

e.     UCC1 naming Mozo as debtor and the Administrative Agent as secured party, to be filed with the Secretary of State of the State of Colorado (the “Colorado Filing Office”) on August 30, 2011, a copy of which is attached hereto as Exhibit B-5;

f.     Form UCC1 naming Deckers Cabrillo as debtor and the Administrative Agent as secured party, to be filed with the California Filing Office, a copy of which is attached hereto as Exhibit B-6; and

g.     Form UCC1 naming Deckers Acquisition as debtor and the Administrative Agent as secured party, to be filed with the Delaware Filing Office, a copy of which is attached hereto as Exhibit B-7; and

(xxv)      a certificate of certain officers of the Loan Parties as to certain factual matters relevant to this opinion.

We have made no additional state-level investigation after the respective dates stated in items (v), (vii), (ix), (xi) and (xiii) above of those items in rendering our opinion expressed in Paragraph 1.

Each of the documents identified in items (i) through (iv) above is sometimes referred to herein as a “Loan Agreement.”  We have also examined such other documents and made such further legal and factual examination and investigation as we deem necessary for purposes of rendering the following opinions.

For purposes of the below, (i) “Article 9 Collateral” means the Collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “NY UCC”) and (ii) “Filing Collateral” means that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement (other than a fixture filing) under the Uniform Commercial Code (the “UCC”) as in effect in the state of filing.

We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, faxes or .pdf files, and the genuineness of all signatures.  We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto (other than the Loan Parties), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action have been duly, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  We have also assumed that all Loan Agreement promissory notes executed and delivered after the Closing Date will have been executed and delivered by duly authorized officers of the Borrower then duly authorized to do so.  We have also assumed, for purposes of the opinions expressed herein, that:

(a)   each Lender is (i) a subsidiary of a bank holding company (as such term is defined in Section 3707 of the California Financial Code) or is a bank organized under the laws of the United States or any State thereof, (ii) a foreign (other nation) bank described in Section 1716 of the California Financial Code meeting the criteria for exemption set forth therein, (iii) licensed under the California Finance Lenders Law (Cal. Fin. Code § 22000 et seq.), or (iv) a lending institution otherwise belonging to an exempt class of persons and, as a result thereof, that the Lender is exempt from the restrictions of Section 1 of Article XV of the Constitution of the State of California relating to rates of interest upon the loan of money;

(b)   the Loans will be made by the Lenders for their own accounts or for the account of another person that qualifies for an exemption from the interest rate limitations of California and other applicable law; and

(c)   there is no agreement by the Lenders (or any of them) to sell participations or any other interest in the Loans to be made under the Loan Agreements to any person other than a person that qualifies for an exemption from the interest rate limitations of California and other applicable law.

We have also assumed that:

(a) the description of the Collateral contained in the Loan Agreements and the Financing Statements “reasonably identifies” the Collateral;

(b) each Loan Party has sufficient “rights” or “power to transfer rights” in each item within the Collateral consistent with and sufficient for purposes of the Loan Agreements to which such Loan Party is a party; and

(c) the Loan Parties have each received legally sufficient consideration and “value” for their respective obligations under the Loan Agreements and for the granting of security interests in their property as security for such obligations, for the granting of guarantees, or for the pledge of the Pledged Securities (as defined below).

As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Loan Agreements and the matters and statements contained in other documents and certificates delivered in connection therewith, certificates of officers of the Loan Parties furnished to us, and certificates and advices of public officials and have made no independent investigation of such matters.

We have assumed with your permission that there are no documents or agreements between or among the Administrative Agent and the Lenders (or any of them), on the one hand, and the Loan Parties (or any of them), on the other hand, which would expand or otherwise modify the respective rights and obligations of such parties as set forth in the Loan Agreements and the documents required or contemplated thereby.  We also have assumed with your permission that there are no facts or circumstances relating to the Lenders or the Administrative Agent that might prevent such parties from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation or good standing or qualification to conduct business, or statutory or regulatory prohibitions applicable to any of the Lenders or the Administrative Agent by virtue of its failure to pay applicable state taxes).

Where a statement herein is qualified by “known to us” or “to our knowledge” or any similar phrase, that knowledge is limited to the actual knowledge of lawyers currently in this firm who have been involved in representing the Borrower and the Guarantors in connection with the Loan Agreements (and not including any constructive or imputed notice of any information).  Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement (for example, we have not searched the dockets of any courts), and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Loan Parties or the rendering of the opinions set forth below.

We are members of the State Bar of California and not of the bars of other States and accordingly we do not express any opinion herein concerning any laws other than the laws of the State of California, the Delaware General Corporation Law, the federal law of the United States and the UCC as in effect in the States of Arizona, Colorado, Delaware and New York.

We advise you that (a) our opinion in Paragraphs 10, 13 and 16 with respect to the State of Delaware is based solely upon a review of Article 9 of the Delaware UCC (as defined below) as currently set forth in the UCC Reporter Digest for such State, as published by Matthew Bender & Company, Inc., and excludes any review of judicial or official decisions interpreting these sections or any other review; (b) our opinion in Paragraph 11 with respect to the State of Arizona is based solely upon a review of Article 9 of the Arizona UCC (as defined below) as currently set forth in the UCC Reporter Digest for such State, as published by Matthew Bender & Company, Inc., and excludes any review of judicial or official decisions interpreting these sections or any other review; (c) our opinion in Paragraph 14 with respect to the State of Colorado is based solely upon a review of Article 9 of the Colorado UCC (as defined below) as currently set forth in the UCC Reporter Digest for such State, as published by Matthew Bender & Company, Inc., and excludes any review of judicial or official decisions interpreting these sections or any other review; and (d) our opinion in Paragraph 9 with respect to the NY UCC is based solely upon a review of Article 9 of the NY UCC as currently set forth in the UCC Reporter Digest for such State, as published by Matthew Bender & Company, Inc., and excludes any review of judicial or official decisions interpreting these sections or any other review.

We further call your attention to the fact that the Loan Agreements state that they are governed by New York law and that our opinions below are based on our assumption (with your permission) that the internal laws of the State of New York are the same as the internal laws of the State of California and would be applied to the Loan Agreements in a similar manner.  We express no opinion as to whether the laws of the State of New York or the laws of the State of California, or the law of any other jurisdiction, would be held to govern the interpretation and enforcement of the Loan Agreements, nor as to whether the internal laws of the State of New York are in fact the same as the internal laws of the State of California nor as to whether they would be applied to the Loan Agreements in a similar manner.

Furthermore, we express no opinion with respect to compliance with any law, rule or regulation that as a matter of customary practice is understood to be covered only when an opinion refers to it expressly.  Without limiting the generality of the foregoing, we express no opinion on local or municipal or regional law, antitrust, environmental, land use, safety, hazardous material, securities, tax, margin, antiterrorism, money laundering, or investment company laws, rules or regulations, or, except with respect to creation or perfection of a security interest, any patent, copyright, trademark or other intellectual property matter (or the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto) or on any local, municipal or regional law, rule or regulation requiring licenses, permits and approvals necessary for the conduct of the Borrower’s business.  We expressly do not comment upon or render any opinion with respect to any documents contemplated by or referenced in or forms of which are attached to the Loan Agreements, other than the Loan Agreements themselves.

Based upon the foregoing and our examination of such matters of fact and questions of law as we have deemed advisable or appropriate for our opinion, and subject to the assumptions, exceptions, limitations and qualifications expressed in this opinion letter, it is our opinion that:

1.                        The Borrower is a corporation validly incorporated and in good standing under the laws of the State of Delaware. Each Guarantor is a corporation or limited liability company incorporated, organized or formed in, and in good standing under, such Guarantor’s state of incorporation, organization or formation.

2.                        Each of the Loan Parties has the requisite corporate or limited liability company power and authority to own its properties and assets, and to carry on its business as, to our knowledge, it is presently conducted.

3.                        Each of the Loan Parties has the corporate or limited liability company power to enter into and perform its obligations under each of the Loan Agreements to which it is a party.

4.                        Each of the Loan Parties has taken all corporate or limited liability company action necessary to authorize the execution and delivery of, and the performance of its obligations under, each of the Loan Agreements to which it is a party; and each of the Loan Parties has duly executed and delivered the Loan Agreements to which it is a party.

5.                        Each of the Loan Agreements to which the Borrower or a Guarantor is a party is a valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, and other similar laws of general applicability relating to or affecting rights of creditors generally; and (b) general principles of equity, including, without limitation, concepts of materiality, commercial reasonableness, and good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

6.                        The execution, delivery and performance of each of the Loan Agreements and consummation of the transactions contemplated thereby do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority of California, except such as have been obtained or made and are in full force and effect.

7.                        The execution and delivery by the Borrower and each respective Guarantor of the Loan Agreements to which it is a party do not, and the performance by it of its respective obligations under those Loan Agreements will not: (a) violate the Certificate of Incorporation or the Bylaws of the Borrower or the Articles or Certificate of Incorporation or Bylaws, or the Articles of Organization or the Certificate of Formation or the Operating Agreement, of such Guarantor; (b) result in a breach of or constitute a default under any Material Agreement listed on Exhibit A or result in the creation of a security interest in, or Lien upon, such Loan Party’s properties or assets under any Material Agreement listed on Exhibit A; or (c) violate any federal, Delaware corporate or California rule or regulation applicable to it.

8.                        To our knowledge, there is no action, suit, or proceeding against any Loan Party, or the property of any Loan Party, in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority, pending or overtly threatened in writing against any Loan Party (A) asserting the invalidity of any of the Loan Agreements or any document to be delivered by any Loan Party thereunder, or (B) seeking any determination or ruling that might reasonably be expected to materially and adversely affect (i) the performance by any Loan Party of its obligations under the

Loan Agreements or any document to be delivered thereunder (other than simply by financially weakening such Loan Party), or (ii) the validity or enforceability of the Loan Agreements or any documents to be delivered thereunder.

9.                        The provisions of the Security Agreement are effective under the NY UCC to create in favor of the Administrative Agent a security interest in each Loan Party’s rights in such Loan Party’s Article 9 Collateral and in any identifiable cash proceeds thereof.

10.                 When and if, pre-bankruptcy, the Financing Statement naming the Borrower as the debtor attached as Exhibit B-1 is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of Delaware (the “Delaware UCC”)) in the Delaware Filing Office, under the provisions of Delaware UCC the Administrative Agent’s security interest in the Borrower’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.

11.                 When and if, pre-bankruptcy, the Financing Statement naming Consumer Direct as the debtor attached as Exhibit B-2 is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of Arizona (the “Arizona UCC”)) in the Arizona Filing Office, under the provisions of Arizona UCC the Administrative Agent’s security interest in Consumer Direct’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.

12.                 When and if, pre-bankruptcy, the Financing Statement naming Deckers Retail as the debtor attached as Exhibit B-3 is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of California (the “California UCC”)) in the California Filing Office, under the provisions of California UCC the Administrative Agent’s security interest in Deckers Retail’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.

13.                 When and if, pre-bankruptcy, the Financing Statement naming Tsubo as the debtor attached as Exhibit B-4 is filed (within the meaning of Section 9-516 of the Delaware UCC) in the Delaware Filing Office, under the provisions of Delaware UCC the Administrative Agent’s security interest in Tsubo’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.

14.                 When and if, pre-bankruptcy, the Financing Statement naming Mozo as the debtor attached as Exhibit B-5 is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of Colorado (the “Colorado UCC”)) in the Colorado Filing Office, under the provisions of Colorado UCC the Administrative Agent’s security interest in Mozo’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.

15.                 When and if, pre-bankruptcy, the Financing Statement naming Deckers Cabrillo as the debtor attached as Exhibit B-6 is filed (within the meaning of Section 9-516 of the California UCC) in the California Filing Office, under the provisions of Delaware UCC the Administrative Agent’s security interest in Deckers Cabrillo’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.

16.                 When and if, pre-bankruptcy, the Financing Statement naming Deckers Acquisition as the debtor attached as Exhibit B-7 is filed (within the meaning of Section 9-516 of the Delaware UCC) in the Delaware Filing Office, under the provisions of Delaware UCC the Administrative Agent’s security interest in Deckers Acquisition’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.

17.                 Pursuant to Sections 9-301(2) and 9-305(a)(1) of the California UCC, the local law of the jurisdiction where certificated securities are actually located governs perfection of a possessory security interest in such securities. Assuming that, pre-bankruptcy, the Administrative Agent (in good faith and without notice of any liens, adverse claims or encumbrances other than the Borrower’s ownership interest therein and the Administrative Agent’s security interest therein) takes delivery and, after such taking of delivery, retains possession (as such terms are used in Section 8-301 and Section 9-313 of the California UCC in the State of California of certificates in registered form representing the securities pledged to the Administrative Agent pursuant to the Security Agreement (the “Pledged Securities”), and further assuming the Pledged Securities are “securities” and are each duly indorsed to the Administrative Agent or in blank by an effective endorsement or are accompanied by undated stock powers with respect thereto duly indorsed to the Administrative Agent or in blank by an effective endorsement, the Administrative Agent’s security interest in the Borrower’s rights in the Pledged Securities will be perfected by “control” (within the meaning of the California UCC).

Our opinions are subject to the following additional qualifications:

1.              We advise you that, on statutory or public policy grounds, waivers or limitations of the following may not be enforced: (i) broadly or vaguely stated rights, (ii) the benefits of statutory, regulatory or constitutional rights, (iii) unknown future defenses or unknown future rights, (iv) rights to one or more types of damages, and (v) indemnities.

2.              We express no opinion regarding the enforceability of Section 9.03 of the Credit Agreement and similar provisions of the other sections of the Loan Agreements, relating to the payment of attorneys’ fees and costs, where such payment is contrary to law or public policy.

3.              We express no opinion regarding the enforceability of Section 9.09 of the Credit Agreement and the provisions of the other sections of the Loan Agreements, which purports to establish a choice of law and/or fix the venue of proceedings relating to the Loan Agreements.

4.              We express no opinion regarding the enforceability of Section 9.10 of the Credit Agreement and the provisions of the other sections of the Loan Agreements, which purport to waive the parties’ rights to a jury trial.

5.              We express no opinion with respect to:

a.                                      the priority of any security interest;

b.                                      any provision of any Loan Agreement that purports to permit the Administrative Agent or any other person to sell or otherwise dispose of any Collateral subject thereto except in compliance with the NY UCC, any other applicable federal and state laws and any agreement governing such Collateral, or to impose on the Administrative Agent standards of care of Collateral in the Administrative Agent’s possession other than as provided in Section 9-207 of the NY UCC; or

c.                                       Collateral consisting of real property, copyrights, farm products, consumer goods, as-extracted collateral, commercial tort claims (as such terms are defined in the NY UCC) or timber to be cut, or Collateral which is subject to a state statute or a statute or treaty of the United States which provides for a certificate of title or national or international registration.

6.              Other than the opinion in Paragraphs 10 through 17 above, our opinions do not include any opinion as to the perfection or perfectibility of, or the filings and other steps needed to perfect, any security interest or Lien.

7.              We advise you that we have not made or undertaken to make any investigation as to the existence of or state of title to the Collateral and we express no opinion as to the existence, condition or location of the Collateral.

8.              We advise you of California statutory provisions and case law to the effect that a guarantor may be discharged, in whole or in part, if the beneficiary of the guaranty alters the obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair either the subrogation or reimbursement rights of the guarantor against the principal or the value of any collateral, fails to accord the guarantor the protections afforded a debtor under Division 9 of the California Uniform Commercial Code or otherwise takes any action that prejudices the guarantor, unless, in any such case, the guarantor has effectively waived such rights or the consequences of such action or has consented to such action.  While we believe that a California court should hold that the explicit language contained in the Guaranty waiving such rights should be enforceable, we express no opinion with respect to the effect of: (i) any modification to or amendment of the obligations of the Borrower that materially increases such obligations; (ii) any election of remedies by the Administrative Agent following the occurrence of an event of default under the Credit Agreement; or (iii) any other action by the Administrative Agent that materially prejudices a Guarantor, if, in any such instance, such modification, election, or action occurs without notice to such Guarantor and without granting to such Guarantor an opportunity to cure any default by the Borrower.

9.              We advise you that principles of commercial reasonableness, materiality and good faith and fair dealing, as applied to the Loan Agreements, require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Loan Agreements and will preclude you from invoking penalties (including, if deemed to constitute a penalty, liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies) or other remedies for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

10.       We advise you that no security interest created by the Loan Agreements in a particular item of Collateral can be first perfected after the bankruptcy of the Loan Party which granted such security interest in such particular item of Collateral.

11.       We advise you that Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

12.       We express no opinion regarding the applicability or effect of Sections 544 and 548 of the U.S. Bankruptcy Code and Section 3439 et seq. of the California Civil Code or any other federal or state fraudulent transfer or similar law on the Loan Agreements.

13.       We express no opinion regarding the effect upon the enforceability of the Loan Agreements of the sections of Article 9 of the applicable Uniform Commercial Code which impose procedural limitations on the exercise of remedies by a secured creditor.

14.       We express no opinion as to any state or federal laws, rules or regulations applicable to the transactions contemplated by the Loan Agreements because of the nature of the business of any party thereto other than the Loan Parties.

15.       We express no opinion with respect to:

(a)                                 the effect of applicable law providing that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

(b)                                 provisions authorizing or validating conclusive or discretionary determinations;

(c)                                  grants of setoff rights;

(d)                                 provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; and

(e)                                  provisions for the severability of provisions which are invalid for being violative of public policy.

16.       We express no opinion with respect to enforceability under certain circumstances of:

(a)                                 any provisions prohibiting waivers of any terms of the Loan Agreements other than in writing, or prohibiting oral modifications thereof or modification by trade practice or course of conduct.  In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Loan Agreements;

(b)                                 any provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and

(c)                                  any provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies.

17.       We express no opinion as to the effect on or under the Material Agreements of: (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import or (iii) parol evidence bearing on interpretation or construction.  Moreover, to the extent that any of such Material Agreements is governed by the laws of any jurisdiction other than California, the opinion relating to those Material Agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those Material Agreements, and is further based on the result that would be obtained if a court were to apply the internal laws of the State of California (excluding conflicts of law principles) to the interpretation and enforcement of such Material Agreements.

The foregoing opinions speak as of the date hereof only, and this letter may be relied upon solely by the Lenders and Administrative Agent for use in connection with the transactions contemplated by the Credit Agreement.  The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person, nor may copies be delivered to any other person, without our prior written consent.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Loan Parties, the Loans or the Loan Agreements.  We disclaim any obligation to advise you of any change of law that occurs, or any facts, circumstances, events or developments of which we become aware, after the date of this opinion letter, even if they would alter, affect or modify the opinion expressed herein.

This opinion letter is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

Exhibit A

1.                                      Lease by and between Ampersand Aviation, LLC and Deckers Outdoor Corporation, dated 11/1/03 for 495A South Fairview, Goleta, California.

2.                                      Lease by and between Mission Oaks Associates, LLC and Deckers Outdoor Corporation, dated 9/15/04 for 3001 Mission Oaks Blvd., Unit B, Camarillo, California.

3.                                      Change in Control and Severance Agreements with Angel Martinez, Zohar Ziv, Tom George, Constance Rishwain, and Colin Clark.

Exhibit B-1

Exhibit B-2

Exhibit B-3

Exhibit B-4

Exhibit B-5

Exhibit B-6

Exhibit B-7

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                      ,

To:                             JPMorgan Chase Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, National Association, as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                               of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      The Borrower has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      The Borrower has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.                                      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

Compliance Certificate

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The analyses and information set forth on Schedule 2 attached hereto demonstrating compliance with Section 6.10 of the Agreement are true and accurate in all material respects on and as of the date of this Certificate.

5.                                      No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement which has had an effect on such financial statements [except:                    ].

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                ,                    .

DECKERS OUTDOOR CORPORATION

By:
Name:
Title:

For the Quarter/Year ended                              (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.                                        Section 6.01 — Indebtedness.

A.

Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 6.01(e) of the Agreement to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and outstanding as of Statement Date:

$

Maximum permitted: $20,000,000

B.	Indebtedness of any Person that became a Subsidiary after the Effective Date and outstanding pursuant to Section 6.01(f) of the Agreement as of Statement Date:	$

Maximum permitted: $20,000,000

C.	Unsecured Indebtedness of the Borrower outstanding pursuant to Section 6.01(i) of the Agreement as of Statement Date:	$

Maximum permitted: $200,000,000

D.

Guarantees by the Borrower or Indebtedness of the Borrower related to purchases by Borrower or its Subsidiaries or their manufacturers of sheepskin in the ordinary course of business pursuant to which the tenor of the Borrower’s obligations exceeds 24 months:

$

Maximum permitted: $75,000,000

E.	Indebtedness of the Borrower related to any mortgage financing transaction with respect to the Borrower’s headquarters building as of the Statement Date:	$

Maximum permitted: the lesser of (i) 90% of the aggregate cost of such building and (ii) $67,500,000.

F.	Indebtedness outstanding pursuant to Section 6.01(m) of the Agreement as of the Statement Date:	$

Maximum permitted: $5,000,000

II.                                   Section 6.03 — Dispositions. Total consideration for Dispositions by the Borrower of its headquarters building pursuant to Section 6.03(a)(v) of the Agreement during fiscal quarter ending on Statement Date (the “Subject Quarter”):

$

Maximum permitted: $75,000,000

III.                              Section 6.04 — Investments.

A.	Loans and advances made by the Borrower and its Subsidiaries to their officers and employees in the ordinary course of business and outstanding as of Statement Date:	$

Maximum permitted: $5,000,000

B.	Capital contributions to StellaDeck Fashion Limited since Effective Date:	$

Maximum permitted: $40,000,000

C.	Other investments, loans, advances or Guarantees pursuant to Section 6.04(l) since Effective Date(1):	$

Maximum permitted: $25,000,000

IV. Section 6.06 — Restricted Payments. Restricted Payments made pursuant to Section 6.06(d) of the Agreement during Subject Quarter:	$

V.                                    Section 6.10(a) — Asset Coverage Ratio.

A.	80% of the net accounts receivable of the Borrower and its Subsidiaries as of Statement Date:	$

B.	50% of the aggregate amount of inventory of the Borrower and its Subsidiaries as of Statement Date:	$

C.	aggregate amount of Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien as of Statement Date:	$

D.	Asset Coverage Ratio (Line V.A + Line V.B ÷ Line V.C):	to 1

	Must be greater than:	1.10 to 1.00

(1)  Note: only permitted if both before and after giving effect to any such transaction, (i) the Borrower would be in compliance with Section 6.10 of the Agreement on a pro forma basis and (ii) the Borrower and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments (to the extent that any such potential borrowing would not cause the Borrower to be in breach of Section 6.10(a) on a pro forma basis) of not less than $75,000,000.

VI.                               Section 6.10(b) — Consolidated EBITDAR to sum of Consolidated Interest Expense plus Consolidated Rental Expense.

A.	1.	Consolidated Net Income for period (the “Subject Period”) of four fiscal quarters of the Borrower ending on Statement Date:	$

	2.	Consolidated Interest Expense for Subject Period:	$

	3.	the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for Subject Period:	$

	4.	depreciation and amortization expense for Subject Period:	$

	5.	Consolidated Rental Expense for Subject Period:	$

	6.	non-cash share based compensation expense for Subject Period:	$

	7.	other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in Subject Period or any future period:	$

	8.	to the extent included in calculating Consolidated Net Income, federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for Subject Period:	$

	9.	to the extent included in calculating Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

	10.	Consolidated EBITDAR for the Subject Period (Lines VI.A.1 + VI.A.2 + VI.A.3 + VI.A.4 + VI.A.5 + VI.A.6 + VI.A.7 – VI.A.8 – VI.A.9):	$

B.	Consolidated Interest Expense for Subject Period:		$

C.	Consolidated Rental Expense for Subject Period:		$

D.	Line VI.A.10 ÷ sum of Line VI.B + Line VI.C:		to 1

	Must be greater than:		2.25 to 1.00

VII.                          Section 6.12 — Capital Expenditures.

A.	Capital Expenditures made by the Borrower in connection with its headquarters building since August 30, 2011:	$

Maximum permitted: $75,000,000

B.	Other Capital Expenditures made by the Borrower and its Subsidiaries during fiscal year of the Borrower to date as of Statement Date:	$

Maximum permitted:

i.	so long as no Default has occurred and is continuing , any permitted carryover amount from previous two fiscal years(2):	$
ii.	Maximum Permitted: $65,000,000 + Line VII.B.i:	$

(2)  Calculated per provisos to Section 6.12

EXHIBIT D

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (“Guaranty”), dated as of August 10, 2012, is executed and delivered by each Domestic Subsidiary (as defined in the Credit Agreement referred to below) of Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), listed on the signature pages hereof and, as required by the Credit Agreement (as defined below), any future Domestic Subsidiary that executes and delivers a Joinder hereto (each a “Guarantor” and, collectively with the Borrower, the “Loan Parties”), in favor of the Lenders, the Cash Management Banks, the Hedge Banks and JPMorgan Chase Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”, and collectively with the Lenders, the Cash Management Banks and the Hedge Banks, the “Secured Parties”) for the Lenders.

WHEREAS, the Borrower, various financial institutions (the “Lenders”) and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Credit Agreement, agreed (a) to amend and restate that certain Credit Agreement, dated as of August 30, 2011 (the “Existing Credit Agreement”), and (b) to make Loans and Letters of Credit available to the Borrower;

WHEREAS, certain Hedge Banks and Cash Management Banks are party to and may hereafter enter into Secured Hedge Agreements and Secured Cash Management Agreements with the Loan Parties;

WHEREAS, the Guarantors are party to that certain Guaranty, dated as of August 11, 2011 (the “Existing Guaranty”), pursuant to which the Guarantors have guaranteed all of the obligations of the Borrower under or in connection with the Existing Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;

WHEREAS, each of the Guarantors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, the Secured Hedge Agreements and the Secured Cash Management Agreements;

NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to make the credit extensions contemplated under the Credit Agreement, the Guarantors hereby agree, jointly and severally, to amend and restate the Existing Guaranty in its entirety as follows:

1.                                      Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, supplements or restatements thereto or thereof, as applicable: the Loan Documents; the Credit Agreement; and this Guaranty.  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Parties or any Guarantor, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by Guarantors, Secured Parties, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Secured Parties and Guarantors.

2.                                      Guarantied Obligations.  Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guaranties to Secured Parties, as and for its own debt, until final and indefeasible payment thereof has been made, the due and punctual payment of all Obligations (collectively, the “Guarantied Obligations”), in each case when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

Each Guarantor represents and warrants to Secured Parties that (i) this Guaranty has not been given with an intent to hinder, delay or defraud any creditor of such Guarantor; (ii) such Guarantor is not engaged, or about to engage, in any business or transaction for which its assets (other than those necessary to satisfy its obligations under this Guaranty) are unreasonably small in relation to the business or transaction, nor does such Guarantor currently intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they become due; and (iii) such Guarantor is not insolvent at the time it gives this Guaranty, and the giving of this Guaranty will not result in such Guarantor’s becoming insolvent.  Each Guarantor hereby covenants and agrees that, as long as this Guaranty remains in effect, such Guarantor (i) shall incur no indebtedness beyond its ability to repay the same in full in accordance with the terms thereof; and (ii) shall not take any action, or suffer to occur any omission, which could be reasonably likely to give rise to a claim by any third party to set aside this Guaranty, or in any manner materially impair Secured Parties’ rights and privileges hereunder or thereunder.

3.                                      Continuing Guaranty.  This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Secured Parties, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Secured Parties in existence on the date of such revocation, (d) no payment by any Guarantor, Borrower, or from any other source, prior to the date of such revocation, shall reduce the maximum obligation of such Guarantor hereunder, and (e) any payment by Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligations of such Guarantor hereunder.

4.                                      Performance under this Guaranty.  In the event that Borrower fails to make any payment of any Guarantied Obligations on or before the due date thereof, each Guarantor immediately shall cause such payment to be made.

5.                                      Primary Obligations.  This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law.  Each Guarantor agrees that it is directly, jointly and severally with each other Guarantor, liable to Secured Parties, that the obligations of such Guarantor hereunder are independent of the obligations of Borrower or any other Guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against Borrower or another Guarantor or whether Borrower or any such other Guarantor is joined in such action.  Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Secured Parties of whatever remedies they may have against Borrower or any other Guarantor, or the enforcement of any lien or realization upon any security Secured Parties may at any time possess.  Each Guarantor agrees that any release which may be given by Secured Parties to Borrower or any other Guarantor shall not release such Guarantor.  Each Guarantor consents and agrees that Secured Parties shall be under no obligation to marshal any property or assets of Borrower or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6.                                      Waivers.

(a)                                 To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory note or any other instrument; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to a Guarantor under this Guaranty or any other Loan Document to which such Guarantor is party) and demands to which such Guarantor might otherwise be entitled.

(b)                                 To the fullest extent permitted by applicable law, each Guarantor waives the right by statute or otherwise to require Secured Parties to institute suit against Borrower or to exhaust any rights and remedies which Secured Parties have or may have against Borrower.  In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Secured Parties by such Guarantor.  Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(c)                                  To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against Borrower or any other party liable to Secured Parties; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of sufficiency, validity, or enforceability of the Guarantied Obligations, other than the defense that the Guarantied Obligations have been fully and finally performed and indefeasibly paid; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Secured Parties; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and (v) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of Guarantor hereunder, other than the defense that the Guarantied Obligations have been fully and finally performed and indefeasibly paid.  Notwithstanding the foregoing, this Section 6(c) shall not be deemed to waive any portion of any right of subrogation, reimbursement, contribution or indemnification or similar right that would not be waived pursuant to the provisions of Section 6(e).

(d)                                 WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES THAT MAY BE DERIVED FROM OR AFFORDED BY LAW WHICH LIMITS THE LIABILITY OF OR EXONERATES GUARANTIES OR SURETIES OR REQUIRES SECURED PARTIES TO EXHAUST REMEDIES AGAINST THE BORROWER PRIOR TO COMMENCING ANY ACTION OR FORECLOSURE AGAINST SUCH GUARANTOR OR ITS PROPERTIES INCLUDING, WITHOUT LIMITATION, THE BENEFITS OF CALIFORNIA CIVIL CODE §§2787 THROUGH AND INCLUDING §2855, CALIFORNIA CIVIL CODE §§2899 AND 3433, CALIFORNIA CODE OF CIVIL PROCEDURE §§580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE, AND ANY SUCCESSOR PROVISIONS OF SUCH SECTIONS, OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES ALL

RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY SECURED PARTY, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.

(e)                                  (1) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document, until full and final payment of the Guarantied Obligations, each Guarantor hereby waives with respect to Borrower and its respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Guarantor may have or hereafter acquire against Borrower or any other party in connection with or as a result of Borrower’s execution, delivery and/or performance of the Credit Agreement or any other Loan Document.  Each Guarantor agrees that it shall not have or assert any such rights against Borrower or Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Guarantor by Borrower (as borrower or in any other capacity) or any other Person until the Guarantied Obligations have been fully and finally repaid to the Secured Parties.  Each Guarantor hereby acknowledges and agrees that this waiver is intended to benefit the Secured Parties and shall not limit or otherwise affect any of the Borrower’s liability hereunder, under any other Loan Document to which Borrower is a party, or the enforceability hereof or thereof.

(2)                                 To the extent any waiver of subrogation contained in subparagraph (e)(1) is unenforceable, each Guarantor shall, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or canceled (or the reimbursement obligations in respect thereof shall have been secured with cash collateral or letters of credit in a manner reasonably satisfactory to the Issuing Bank), withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guarantied Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Secured Parties, and (b) any right of contribution such Guarantor may have against any other Guarantor (including without limitation any such right of contribution).  Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights the Secured Parties may have against Borrower, to all right, title and interest the Secured Parties may have in any such collateral or security, and to any right the Secured Parties may have against such other Guarantor.  The Administrative Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantors may have shall terminate.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with Section 12 of this Guaranty.

7.                                      Releases.  Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, Secured Parties may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Credit Agreement or any of the other Loan Documents or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other Guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations (including any collateral) or any other guaranty of the Guarantied Obligations, or any portion thereof.

8.                                      No Election.  Secured Parties shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein and no election by Secured Parties to proceed in one form of action or proceeding, or against any Guarantor or other party, or on any obligation, shall constitute a waiver of Secured Parties’ right to proceed in any other form of action or proceeding or against any other Guarantor or other parties unless Secured Parties have expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Secured Parties under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantors under this Guaranty except to the extent that Secured Parties finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

9.                                      Indefeasible Payment.  The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Secured Parties are no longer subject to any right on the part of any person whomsoever, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under any Debtor Relief Law or otherwise) of Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential.  In the event that, for any reason, all or any portion of such payments to Secured Parties is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and each Guarantor shall be liable for the full amount Secured Parties are required to repay plus any and all costs and expenses (including attorneys’ fees) paid by Secured Parties in connection therewith.

10.                               Financial Condition of Borrower.  Each Guarantor represents and warrants to Secured Parties that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations.  Each Guarantor further represents and warrants to Secured Parties that it has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents.  Each Guarantor hereby covenants that it will continue to keep itself informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

11.                               Subordination.  Each Guarantor hereby agrees that after the occurrence and during the continuance of an Event of Default any and all present and future indebtedness of Borrower owing to such Guarantor shall be postponed in favor of and subordinated to payment in full of the Guarantied Obligations.  Each Guarantor agrees that amounts paid over to Secured Parties pursuant to the subordination provisions of this Section 11 shall be separate and apart from, and shall not be credited to, the liability of such Guarantor pursuant to Section 2.

12.                               Payments; Application.  All payment to be made hereunder by any Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without setoff, deduction (whether for Taxes or otherwise) or counterclaim.  All payments made by any Guarantor hereunder shall be applied as follows:  first, to all reasonable costs and expenses (including attorneys’ fees) incurred by Secured Parties in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Secured Parties constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

13.                               Attorneys’ Fees and Costs.  Each Guarantor agrees to pay, on demand, all reasonable attorneys’ fees and all other reasonable costs and expenses which may be incurred by Secured Parties in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

14.                               Notices.  All notices and other communications provided to any party hereto under this Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

If to Deckers

Consumer Direct

Corporation:                                                                         Deckers Consumer Direct Corporation

123 N. Leroux Street

Flagstaff, AZ 86001

If to any other

Guarantor:                                                                                   Deckers Outdoor Corporation

495-A South Fairview Avenue

Goleta, CA 93117

Attention: Thomas George

Facsimile: (805) 967-7862

If to Secured Parties:                              JPMorgan Chase Bank, National Association

Loan and Agency Services Group

10 South Dearborn Street, 7th Floor

Chicago, Illinois 60603-2003

Attention: Darren Cunningham

Facsimile: (888) 292-9533

Email: jpm.agency.servicing.4@jpmchase.com

With copies to:                                                              JPMorgan Chase Bank, National Association

1301 2nd Avenue, Floor 24

Seattle, WA 98101

Attention: Keith F. Winzenried

and

Mayer Brown LLP

350 South Grand Avenue

25th Floor

Los Angeles, California 90071

Attention:  Brian E. Newhouse, Esq.

Facsimile: (213) 625-0248

15.                               Cumulative Remedies.  No remedy under this Guaranty, under the Credit Agreement or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement or any other Loan Document, and those provided by law.  No delay or omission by Secured Parties to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of Secured Parties to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

16.                               Severability of Provisions.  Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.  Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the Affected Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that can be incurred under applicable law by the Affected Guarantor without rendering the obligations of the Affected Guarantor under this Guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount.  This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law.

17.                               Entire Agreement; Amendments.  This Guaranty constitutes the entire agreement among each Guarantor and Secured Parties pertaining to the subject matter contained herein.  This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Administrative Agent.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

18.                               Successors and Assigns.  Subject to the terms of the Credit Agreement, this Guaranty shall be binding each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Secured Parties; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Secured Parties’ prior written consent and any unconsented to assignment shall be absolutely void.  In the event of any assignment or other transfer of rights by Secured Parties in accordance with the terms of the Credit Agreement, the rights and benefits herein conferred upon Secured Parties shall automatically extend to and be vested in such assignee or other transferee.

19.                               Discharge of Guaranty upon Sale of Guarantor.  Pursuant to Section 8.02 of the Credit Agreement, if any Guarantor shall cease to be a Subsidiary of the Borrower as the result of a transaction permitted under the Credit Agreement, the Administrative Agent shall release such Guarantor from this Guaranty and shall, at the Borrower’s expense, execute and deliver to such Guarantor such documents as such Guarantor may reasonably request to evidence the release of such Guarantor from its obligations hereunder.

20.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF EACH GUARANTOR AND SECURED PARTIES, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR AND EACH SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH GUARANTOR AND EACH SECURED PARTY REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

21.                               Joint and Several Liability.  The liability of the Guarantors hereunder shall be joint and several.

22.                               California Judicial Reference.  If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Loan Document, (a) the parties agree, and hereby agree to advise the applicable court, that the adjudication of any such action or proceeding (and all related claims) shall be made pursuant to California Code of Civil Procedure Section 638 by a referee (who shall be a single active or retired judge) who shall hear and determine all of the issues in such action or proceeding (whether of fact or of law) and report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 13, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Guaranty as of the day and year first written above.

DECKERS CONSUMER DIRECT CORPORATION, an Arizona corporation

By:
Name:
Title:

DECKERS RETAIL, LLC, a California limited liability company

By:
Name:
Title:

TSUBO, LLC, a Delaware limited liability company

By:
Name:
Title:

MOZO, INC., a Colorado corporation

By:
Name:
Title:

DECKERS CABRILLO, LLC, a California limited liability company

By:
Name:
Title:

DECKERS ACQUISITION, INC., a Delaware corporation

By:
Name:
Title:

JOINDER TO GUARANTY

This Joinder to Guaranty (this “Joinder”), dated as of                     , 20    , relates to the Amended and Restated Guaranty dated as of August 10, 2012 (as amended to date, the “Guaranty”), among certain Domestic Subsidiaries of Deckers Outdoor Corporation (the “Borrower”), parties thereto as Guarantors (collectively the “Guarantors”) in favor of the Lenders, the Cash Management Banks, the Hedge Banks and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”).

In compliance with Section 5.09 of the Amended and Restated Credit Agreement dated as of August 10, 2012 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent and the Lenders,                          (the “Additional Guarantor”) hereby agrees as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement):

1.                                      Joinder.  The Guaranty is hereby amended to add as a party, and more specifically, as a Guarantor, thereunder, the Additional Guarantor.

2.                                      Representations and Warranties. The Additional Guarantor represents and warranties to the Administrative Agent and the Lenders that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor as of the date hereof and is true and correct in all material respects as to the Additional Guarantor as of the date hereof.

3.                                      Additional Guarantor as Guarantor.  The Additional Guarantor assumes all of the obligations and liabilities of a Guarantor under the Guaranty, agrees to be bound thereby as if the Additional Guarantor were an original party to the Guaranty and shall be a Guarantor for all purposes under the Loan Documents.

4.                                      Effectiveness.  This Joinder shall become effective on the date hereof upon the execution hereof by the Additional Guarantor and the Administrative Agent and delivery hereof to the Administrative Agent.

5.                                      Governing Law.  This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

[Name of Additional Guarantor]

By:
Name:
Title:

Notice Address:

Attention:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT E

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of August 10, 2012 is among Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), each Domestic Subsidiary (as defined in the Credit Agreement referred to below) of the Borrower listed on the signature pages hereof, each other person or entity which from time to time becomes a party hereto (collectively, including the Borrower, the “Grantors” and individually each a “Grantor”) and JPMorgan Chase Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, various financial institutions (the “Lenders”) and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Credit Agreement, agreed (a) to amend and restate that certain Credit Agreement, dated as of August 30, 2011 (the “Existing Credit Agreement”), and (b) to make Loans and Letters of Credit available to the Borrower;

WHEREAS, certain Hedge Banks and Cash Management Banks are party to and may hereafter enter into Secured Hedge Agreements and Secured Cash Management Agreements with the Loan Parties;

WHEREAS, the Domestic Subsidiaries have guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements pursuant to an Amended and Restated Guaranty dated as of even date herewith (the “Guaranty”);

WHEREAS, each of the Guarantors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, the Secured Hedge Agreements and the Secured Cash Management Agreements;

WHEREAS, each of the Grantors is party to that certain Security Agreement, dated as of August 30, 2011 (the “Existing Security Agreement”), pursuant to which the Grantors have granted security interests in favor of the Administrative Agent to secure obligations of the Borrower under the Credit Agreement and under Secured Hedge Agreements and Secured Cash Management Agreements; and

WHEREAS, the obligations of the Borrower under the Credit Agreement, the Secured Hedge Agreements, the Secured Cash Management Agreements and the other Loan Documents and the obligations of the other Grantors under the Guaranty are to continue to be secured pursuant to this Agreement;

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Security Agreement in its entirety as follows:

1.                                      Definitions.  When used herein (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Equipment, Fixture, General Intangibles, Goods, Instrument, Inventory, Investment Property, Proceeds, Security, Securities Account, Security Entitlement and Uncertificated Security have the meanings assigned to such terms in the UCC; (b) capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

“Administrative Agent” is defined in the introductory paragraph.

“Agreement” is defined in the introductory paragraph.

“Assignee Deposit Account” is defined in Section 4 hereof.

“Borrower” is defined in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s office is located.

“Collateral” means, with respect to any Grantor, all property and rights of such Grantor in which a security interest is granted hereunder.

“Computer Hardware and Software” means, with respect to any Grantor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Grantor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Grantor; and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Cost Sharing Agreement” means that certain Second Amended and Restated Cost Sharing Agreement between the Borrower and Deckers International Limited, dated as of May 26, 2011, as the same may be amended, restated or otherwise modified from time to time, and any future cost sharing arrangement within the meaning of Treasury Reg. § 1.482-7T(b) entered into between the Borrower and Deckers International Limited.

“Costs and Expenses” means, with respect to any Grantor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent in connection with (i) the execution, delivery and performance of this Agreement by such Grantor, (ii) protecting, preserving or maintaining any Collateral of such Grantor, (iii) collecting the Liabilities of such Grantor and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral of such Grantor.

“Credit Agreement” is defined in the recitals.

“Default” means the occurrence and continuance of any of the following events: (i) any Event of Default or (ii) any warranty of any Grantor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent’s security interest in any material portion of the Collateral (of all Grantors taken as a whole) is not perfected or the Administrative Agent’s rights and remedies with respect to any material portion of the Collateral of all Grantors (taken as a whole) is materially impaired or otherwise materially adversely affected.

“Existing Credit Agreement” is defined in the recitals.

“Existing Security Agreement” is defined in the recitals.

“Grantor” is defined in the introductory paragraph.

“Guaranty” is defined in the recitals.

“Intellectual Property” means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon within the United States; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued within the United States and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights within the United States in and to all of the foregoing.

“Lenders” is defined in the recitals.

“Liabilities” means (a) as to the Borrower, all Obligations of the Borrower to any Secured Party under the Credit Agreement, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other Loan Document, (b) with respect to each Grantor other than the Borrower, all Guarantied Obligations (as defined in the Guaranty) of such Grantor under the Guaranty and all Obligations of such Grantor under any Secured Hedge Agreement or any Secured Cash Management Agreement, and (c) with respect to each Grantor, all Costs and Expenses payable by such Grantor.

“Non-Tangible Collateral” means, with respect to any Grantor, collectively, such Grantor’s Accounts and General Intangibles.

“Owned Intellectual Property Collateral” means all Intellectual Property that is necessary for or used in the conduct of each Grantor’s business as it is currently conducted that is (a) not licensed to a Grantor pursuant to a license set forth on Schedule IV and (b) not in the public domain.

“Permitted Liens” is defined in Section 3 hereof.

“Permitted Unpledged Account” means, with respect to any Grantor, any Deposit Account of such Grantor that is used solely as a payroll or related employee benefit or deferred employee compensation account.

“Secured Party” means the Administrative Agent, each Lender, each Cash Management Bank and each Hedge Bank.

“UCC” means the Uniform Commercial Code as in effect in the State of California on the date of this Agreement, as the same may be amended from time to time.

2.                                      Grant of Security Interest.  As security for the payment of all Liabilities, each Grantor hereby assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in, the following, whether now or hereafter existing or acquired:

All of such Grantor’s:

(i)                                     Accounts;

(ii)                                  Chattel Paper;

(iii)                               Commercial Tort Claims;

(iv)                              Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(v)                                 Deposit Accounts (other than Permitted Unpledged Accounts);

(vi)                              Documents;

(vii)                           General Intangibles;

(viii)                        Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(ix)                              Instruments;

(x)                                 Intellectual Property;

(xi)                              Investment Property;

(xii)                           Letter-of-Credit Rights and letters of credit (as such term is defined in the UCC);

(xiii)                        money (as such term is defined in the UCC) in the United States;

(xiv)                       to the extent not included in the foregoing, other personal property of any kind or description;

(xv)                          to the extent not included in the foregoing, all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing; and

(xvi)                       all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (i) any of such Grantor’s rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including any Debtor Relief Law) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (ii) any real property leasehold, (iii) more than 65% of the voting Equity Interests of any Foreign Subsidiary or (iv) so long as the Cost Sharing Agreement shall remain in full force and effect, any right to use outside of the United States such Grantor’s Intellectual Property that is subject to the Cost Sharing Agreement.

3.                                      Warranties.  Each Grantor warrants that:  (i) such Grantor shall take no action to cause or permit any financing statement (other than any which may have been filed on behalf of the Administrative Agent or in connection with Permitted Liens (as defined below)) covering any of the Collateral to be on file in any public office; (ii) such Grantor is and will be the lawful owner of its interest in all Collateral except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, free of all Liens whatsoever, other than the security interest hereunder and Liens expressly permitted by the Credit Agreement (“Permitted Liens”), with full corporate power and authority to execute this Agreement and perform such Grantor’s obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) such Grantor’s true legal name as registered in the jurisdiction in which such Grantor is organized or incorporated, state of incorporation or organization, organizational identification number as designed by the state of its incorporation or organization, federal employee identification number, chief executive office, and principal place of business are as set forth on Schedule I hereto (as supplemented by the Grantor from time to time) (and such Grantor has not maintained its chief executive office and principal place of business at any other location at any time after January 1, 2006), except to the extent that Grantor has given the Administrative Agent notice of any change as contemplated by Section 6 of this Agreement; (iv) each other location where such Grantor maintains a place of business or locates Goods with a value in excess of $1,000,000 is set forth on Schedule II hereto, as of the most recent date of delivery of a supplement to such Schedule (as supplemented by the Grantor from time to time but no less frequently than annually); (v) except as disclosed on Schedule III, such Grantor is not known as of the date of this Agreement and during the five years preceding the date hereof has not previously been known by any trade name; (vi) except as disclosed on Schedule III, during the five years preceding the date hereof such Grantor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Grantor been the subject of any merger or other corporate reorganization; and (vii) Schedule IV, as of the most recent date of delivery of a supplement to such Schedule (as supplemented by the Grantor from time to time but no less frequently than annually) hereto contains a complete listing of all of such Grantor’s Intellectual Property which has been registered under any United States federal registration statute.

4.                                      Collections, etc.  Until such time during the existence of a Default as the Administrative Agent shall notify such Grantor of the revocation of such power and authority, each Grantor (a) will, at its own expense, endeavor to collect, consistent with past practice, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as such Grantor may deem advisable in the exercise of its business judgment , and (b) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral.  The Administrative Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon reasonable request of the Administrative Agent during the existence of a Default, each Grantor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

Upon reasonable request by the Administrative Agent during the existence of a Default, (i) each Grantor will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by such Grantor at any time in full or partial payment or otherwise as proceeds of any of the Collateral, and (ii) except as the Administrative Agent may otherwise consent in writing, any such items which may be so received by any Grantor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent.  Each Grantor will comply with the terms and conditions of any consent given by the Administrative Agent pursuant to the foregoing sentence.

During the existence of a Default, (i) all items or amounts which are delivered by any Grantor to the Administrative Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) under which the Administrative Agent is the depositary bank of such Grantor, as security for payment of the Liabilities, and (ii) no Grantor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account.  The Administrative Agent may, from time to time, in its reasonable discretion, and shall upon reasonable request of the applicable Grantor, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Administrative Agent may determine, and the Administrative Agent may, from time to time, in its reasonable discretion, release all or any of such balance to the applicable Grantor.

During the existence of a Default, the Administrative Agent is authorized to endorse, in the name of the applicable Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

From and after the date that is 90 days after either (x) the Administrative Agent or the Required Lenders shall so request or (y) the first date that the Revolving Credit Exposure shall exceed $100,000,000, no Grantor shall maintain any Deposit Account or deposit any items or amounts in any Deposit Account, except: (i) Deposit Accounts maintained with the Administrative Agent, (ii) other Deposit Accounts of the Grantors for which account control agreements with the Administrative Agent are in effect or that are swept into concentration accounts for which account control agreements with the Administrative Agent are in place, (iii) Permitted Unpledged Accounts, (iv) other Deposit Accounts with an aggregate amount on deposit not to exceed $2,000,000, and (v) as otherwise permitted by the Credit Agreement.

5.                                      Certificates, Schedules and Reports.  Each Grantor will from time to time deliver to the Administrative Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Grantor in full or partial payment of any of the Collateral, as the Administrative

Agent may reasonably request.  Any such schedule, certificate or report shall be executed by a duly authorized officer of such Grantor and shall be in such form and detail as the Administrative Agent may reasonably specify.  Each Grantor shall promptly notify the Administrative Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Borrower and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

6.                                      Agreements of the Grantors.  Each Grantor (a) will, upon reasonable request of the Administrative Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Administrative Agent) and do such other acts and things (including, without limitation, delivery to the Administrative Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) hereby authorizes the Administrative Agent to file financing statements describing the collateral as “all property” or words of similar import, and to file other documents without its signature (to the extent allowed by applicable law); (c) on and as of the date of delivery of each supplement to Schedule II hereto, will have all its Inventory, Equipment and all other Goods, in each case with a value in excess of $1,000,000, at, and will not have any place of business or any such Goods at any location other than its address(es) shown on Schedules I and II hereto as so supplemented; (d) shall not change its state of organization or incorporation or its name, identity or organizational structure such that any financing statement filed to perfect the Administrative Agent interests under this Agreement would become seriously misleading, unless the Grantor shall have given the Administrative Agent not less than 10 days’ prior notice of such change (provided that this Section 6(d) shall not be deemed authorize any change or transaction prohibited under the Credit Agreement); (e) will furnish the Administrative Agent such information concerning such Grantor, the Collateral and the Account Debtors as the Administrative Agent may from time to time reasonably request; (f) will, upon request of the Administrative Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Administrative Agent, of the security interest of the Administrative Agent hereunder; (g) except as permitted by the Credit Agreement, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Administrative Agent; (h) will at all times keep all its Inventory and other Goods insured as required by Section 5.05 of the Credit Agreement, and all property and liability policies (with the exception of liability and fiduciary policies relating to directors and officers) shall show, or have endorsements showing, Administrative Agent as an additional insured or “loss payee”; (i) will, upon request of the Administrative Agent, (1) cause to be noted on the applicable certificate, in the event any material item of its Equipment is covered by a certificate of title, the security interest of the Administrative Agent in the Equipment covered thereby and (2) deliver all such certificates to the Administrative Agent or its designees; (j) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in all material portions of the Collateral; (k) except as permitted by the Credit Agreement, will keep all of the tangible Collateral, Deposit Accounts and Investment Property in the continental United States; and (l) will reimburse the Administrative Agent for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees and legal expenses, incurred by the

Administrative Agent in seeking to collect or enforce any rights in respect of such Grantor’s Collateral.

Any out-of-pocket expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Grantor.  Whenever a Default shall be existing, the Administrative Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Grantor shall at the request of the Administrative Agent do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6, except to the extent any of the foregoing result from the gross negligence or willful misconduct of the Administrative Agent.  Notwithstanding the foregoing, except as set forth in Section 8, the Administrative Agent shall have no obligations or liabilities regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

7.                                      As to Intellectual Property Collateral.  Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a)                                 Grantors shall not perform or fail to perform any act whereby any material Owned Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable, unless such Grantor (A) reasonably and in good faith determines that the relevant Owned Intellectual Property Collateral is no longer material to the Grantor’s business as it is then currently conducted, or (B) reasonably and in good faith determines that the maintenance of such Owned Intellectual Property Collateral would be commercially impracticable.

(b)                                 On the date of this Agreement, each Grantor has delivered to the Administrative Agent a duly executed Patent Security Agreement, Trademark Security Agreement or Copyright Security Interest in the form of Exhibit A, Exhibit B or Exhibit C, as applicable (collectively, the “IP Agreements”), with respect to all Intellectual Property constituting Collateral.  Concurrently with any supplement to Schedule IV, in the event that any Grantor has filed any new application to register any Intellectual Property, or has obtained any ownership interest in any Intellectual Property, in each case, since the most recent date on which such financial statements were delivered, each Grantor hereby authorizes the Administrative Agent to modify this Agreement or the IP Agreements after obtaining such Grantor’s written approval of or signature to such modification by amending Schedule IV (as such schedule may be amended or supplemented from time to time) or such IP Agreements to include reference to such new application, registration or ownership interest, and each Grantor that has not executed an applicable IP Agreement shall deliver to the Administrative Agent a duly executed IP Agreement with respect to such new application, registration or ownership interest. In each case such Grantor shall execute and deliver to the Administrative Agent any other document required to acknowledge or register, record or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property unless such Grantor shall determine in good faith using its commercially reasonable business judgment (with the consent of the Administrative Agent) that any such Intellectual Property is not material and is of negligible economic value to such Grantor.

(c)                                  Each Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Owned Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes, unless (i) such Grantor shall reasonably and in good faith determine (x) that any of such Owned Intellectual Property Collateral is of negligible economic value to such Grantor and (y) that the loss of such Owned Intellectual Property Collateral would not have a Material Adverse Effect on the business, or (ii) such Grantor shall reasonably and in good faith determine that the maintenance of such Owned Intellectual Property Collateral would be commercially impracticable.

8.                                      Default.  Whenever a Default shall be existing, the Administrative Agent may exercise from time to time any and all rights and remedies available to it under applicable law, in addition to those described in this section below.

(a)                                 Each Grantor agrees, in case of Default, (i) at the Administrative Agent’s request, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Administrative Agent, and (ii) at the Administrative Agent’s request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Administrative Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

(b)                                 Notice of the intended disposition of the Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon the electronic submission through telephonic or Internet services, as applicable.  Each Grantor hereby agrees and acknowledges that (i) with respect to collateral that is: (A) perishable or threatens to decline speedily in value, or (B) is of a type customarily sold on a recognized market (including but not limited to, Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after the occurrence of and during the continuance of a Default and ten days before any proposed disposition provides notice within a reasonable time before disposition.

(c)                                  Each Grantor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral.  Each Grantor further agrees and acknowledges that a disposition: (i) made in the usual manner on any recognized market, or (ii) a disposition at the price current in any recognized market at the time of disposition, or (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition; shall be deemed commercially reasonable.

(d)                                 Any cash proceeds of any disposition by the Administrative Agent of any of the Collateral shall be applied by the Administrative Agent to payment of expenses in connection with the Collateral, including reasonable attorneys’ fees and legal expenses, and thereafter to the payment of any and all of the Liabilities in the order of application set forth in Section 8.03 of the Credit Agreement, and thereafter any surplus will be paid promptly to the Grantor.  The Administrative Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless: (i) the failure to do so would be commercially unreasonable and (ii) the affected Grantor has provided the Administrative Agent with a written demand to apply or pay over such noncash proceeds on such basis.

9.                                      General.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it treats such Collateral with the same care it affords its own property or if it takes such action for that purpose as any applicable Grantor requests in writing, but failure of the Administrative Agent to comply with any such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Grantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

Notwithstanding anything herein to the contrary, to the extent the Administrative Agent reasonably determines that the cost of obtaining or perfecting a security interest in assets (including Equity Interests) of any Grantor is excessive in relation to the benefit expected to be afforded to the Lenders thereby, then, with respect to such assets, the Grantor shall not be required to comply with the terms and covenants of this Agreement that would otherwise be applicable to such assets.

All notices and requests hereunder shall be in writing (including facsimile or electronic transmission) and shall be sent (i) if to the Administrative Agent, to its address shown in Section 9.01 of the Credit Agreement or such other address as it may, by written notice to the Borrower, have designated as its address for such purpose, and (ii) if to any Grantor, to its address shown on Schedule I hereto or to such other address as such Grantor may, by written notice to the Administrative Agent, have designated as its address for such purpose.  Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder.  The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated (other than any contingent indemnification or similar contingent obligation not yet due and payable).  If at any time all or any part of any payment theretofore applied by any Secured Party to any of the Liabilities is or must be rescinded or returned by such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by such Secured Party had not been made.

Upon the payment in full of all Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (other than any contingent indemnification or similar contingent obligation not yet due and payable), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors.  Upon any such termination the Administrative Agent will, at Grantor’s expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.  In addition, upon the proposed sale, transfer or other disposition of any Collateral by Grantors in compliance with the Credit Agreement for which such Grantor desires to obtain a security interest release from the Administrative Agent, such Grantor shall deliver a certificate of an authorized officer (an “Officer’s Certificate”) (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction.  Upon the receipt of such Officer’s Certificate, the Administrative Agent shall, at Grantor’s expense, execute and deliver such releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor.

This Agreement and all other Loan Documents shall be governed by and construed in accordance with and governed by the internal laws of the State of New York (except to the extent that pursuant to New York law, the perfection, the effect of perfection or nonperfection, or the priority of the security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction).  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

The rights and privileges of the Administrative Agent hereunder shall inure to the benefit of its successors.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Agreement (including supplements to the Schedules hereto).  Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, EACH GRANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE BORROWER, EACH GRANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  EACH OF THE BORROWER, EACH GRANTOR AND THE ADMINISTRATIVE AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DECKERS OUTDOOR CORPORATION,
a Delaware corporation, as a Grantor

By:
Name:
Title:

DECKERS CONSUMER DIRECT CORPORATION,
an Arizona corporation, as a Grantor

By:
Name:
Title:

DECKERS RETAIL, LLC,
a California limited liability company, as a Grantor

By:
Name:
Title:

TSUBO, LLC,
a Delaware limited liability company, as a Grantor

By:
Name:
Title:

MOZO, INC.,
a Colorado corporation, as a Grantor

By:
Name:
Title:

DECKERS CABRILLO, LLC,
a California limited liability company, as a Grantor

By:
Name:
Title:

DECKERS ACQUISITION, INC.,
a Delaware corporation, as a Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent for the Lenders

By:
Name:
Title:

SCHEDULE I
TO SECURITY AGREEMENT

Grantor’s federal employment identification number:

Grantor’s state identification number:

Grantor’s state of incorporation/organization:

Grantor’s true and correct name as registered in its state of incorporation/organization:

Grantor’s chief executive office:

Grantor’s principal place of business:

SCHEDULE II
TO SECURITY AGREEMENT

ADDRESSES OF ALL LOCATIONS AT WHICH GOODS ARE KEPT

SCHEDULE III
TO SECURITY AGREEMENT

TRADE NAMES

SCHEDULE IV
TO SECURITY AGREEMENT

LIST OF INTELLECTUAL PROPERTY

ANNEX I
to Security Agreement

SUPPLEMENT TO

SECURITY AGREEMENT

This SUPPLEMENT, dated as of                                ,            (this “Supplement”), is to the Amended and Restated Security Agreement, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among Deckers Outdoor Corporation (the “Borrower”), the other Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, the Borrower, various financial institutions (the “Lenders”) and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of August 10, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Credit Agreement, agreed to make Loans and Letters of Credit available to the Borrower;

WHEREAS, certain Hedge Banks and Cash Management Banks have entered, or may enter, into Secured Hedge Agreements and Secured Cash Management Agreements with the Loan Parties;

WHEREAS, the Domestic Subsidiaries have guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements pursuant to an Amended and Restated Guaranty dated as of August 10, 2012 (the “Guaranty”);

WHEREAS, pursuant to the provisions of Section 5.09 of the Credit Agreement and Section 8 of the Security Agreement, each of the undersigned is becoming a Guarantor under the Guaranty and a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to make Loans and issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to continue to enter into Secured Hedge Agreements and to induce the Cash Management Banks to continue to enter into Secured Cash Management Agreements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1.                            Party to Security Agreement, etc.  In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) creates and grants to the Administrative Agent, its successors and assigns, a security interest in all of the undersigned’s right, title and interest in and to the Collateral, (b) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (c) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects as of the date hereof (and attached hereto are true and correct copies of Schedules referenced in such representations and warranties applicable to such Grantor), unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.  In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2.                            Representations.  Each of the undersigned Grantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

SECTION 3.                            Full Force of Security Agreement.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4.                            Severability.  If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.                            Governing Law, Entire Agreement, etc.  THIS SUPPLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.                            Counterparts.  This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 7.                            ENTIRE AGREEMENT.  THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I
TO SUPPLEMENT

Grantor’s federal employment identification number:

Grantor’s state identification number:

Grantor’s state of incorporation/organization:

Grantor’s true and correct name as registered in its state of incorporation/organization:

Grantor’s chief executive office:

Grantor’s principal place of business:

SCHEDULE II
TO SUPPLEMENT

ADDRESSES OF ALL LOCATIONS AT WHICH GOODS ARE KEPT

SCHEDULE III
TO SUPPLEMENT

TRADE NAMES

SCHEDULE IV
TO SUPPLEMENT

LIST OF INTELLECTUAL PROPERTY

EXHIBIT A
to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of                      , 201   (this “Agreement”), is made by [NAME OF GRANTOR], a                                 (the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, as the Borrower, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

[WHEREAS, pursuant to an Amended and Restated Guaranty, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), the Domestic Subsidiaries have guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;](1)

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered an Amended and Restated Security Agreement, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to Section 7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Liabilities; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1.         Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

(1)  Include if any Grantor other than the Borrower is a party.

SECTION 2.         Grant of Security Interest.  The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest within the United States, whether now or hereafter existing or acquired by the Grantor, in and to the following (“Patent Collateral”):

(a)           all letters patent and applications for letters patent in the United States Patent and Trademark Office, including all patent applications in preparation for filing, including all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing (“Patents”), including each Patent and Patent application identified in Item A of Schedule I;

(b)           all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), including each Patent License referred to in Item B of Schedule I;

(c)           the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and

(d)           all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits);

provided, that so long as the Cost Sharing Agreement shall remain in full force and effect, any right to use outside of the United States the Grantor’s Intellectual Property that is subject to the Cost Sharing Agreement shall not be included in the Patent Collateral.

SECTION 3.         Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the United States Patent and Trademark Office.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.         Waiver, etc.  The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Liabilities, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Liabilities, as the case may be.  As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 5.         Release of Liens; Termination of Agreement.  Upon (a) the disposition of Patent Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which Obligations have been paid in full, the Commitments have been cancelled or terminated and all outstanding Letters of Credit shall have expired or been cancelled, the security interests granted herein shall automatically terminate with respect to (i) such Patent Collateral (in the case of clause (a)) or (ii) all Patent Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party.  Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party.  A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of the Borrower.  Upon any such permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 6.         Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 7.         Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

SECTION 8.         Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.         Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.       ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

*     *     *     *     *

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to Patent Security Agreement

Item A.  Patents

Patent No.	Issued Patents Issue Date	Inventor(s)	Title

Pending Patent Applications

Serial No.	Filing Date	Inventor(s)	Title

Item B.  Patent Licenses

Patent	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT B
to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of                      , 201  (this “Agreement”), is made by [NAME OF GRANTOR], a                                 (the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, as the Borrower, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

[WHEREAS, pursuant to an Amended and Restated Guaranty, dated as August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), the Domestic Subsidiaries have guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;](2)

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered an Amended and Restated Security Agreement, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to Section 7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Liabilities; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1.         Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

(2)  Include if any Grantor other than the Borrower is a party.

SECTION 2.         Grant of Security Interest.  The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest within the United States, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Trademark Collateral”):

(a)           (i) all registrations and all pending applications in the United States Patent and Trademark Office in connection with all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, whether currently in use or not, within the United States, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule I;

(b)           all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule I;

(c)           all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);

(d)           the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and

(e)           all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits);

provided, that so long as the Cost Sharing Agreement shall remain in full force and effect, any right to use outside of the United States the Grantor’s Intellectual Property that is subject to the Cost Sharing Agreement shall not be included in the Trademark Collateral.

SECTION 3.         Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Trademark Collateral with the United States Patent and Trademark Office.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.         Waiver, etc.  The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Liabilities, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Liabilities, as the case may be.  As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 5.         Release of Liens; Termination of Agreement.  Upon (a) the disposition of Trademark Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which Obligations have been paid in full, the Commitments have been cancelled or terminated and all outstanding Letters of Credit shall have expired or been cancelled, the security interests granted herein shall automatically terminate with respect to (i) such Trademark Collateral (in the case of clause (a)) or (ii) all Trademark Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party.  Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party.  A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of the Borrower.  Upon any such permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 6.         Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 7.         Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

SECTION 8.         Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.         Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.       ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to Trademark Security Agreement

Item A.  Trademarks

Registered Trademarks

Trademark	Registration No.	Registration Date

Pending Trademark Applications

Trademark	Serial No.	Filing Date

Item B.  Trademark Licenses

Trademark	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT C
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of                      , 201   (this “Agreement”), is made by [NAME OF GRANTOR], a                                 (the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, as the Borrower, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

[WHEREAS, pursuant to an Amended and Restated Guaranty, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), the Domestic Subsidiaries have guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;](3)

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered an Amended and Restated Security Agreement, dated as of August 10, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to Section 7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Liabilities; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

(3)  Include if any Grantor other than the Borrower is a party.

SECTION 1.         Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2.         Grant of Security Interest.  The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest within the United States, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Copyright Collateral”):

(a)           all registered copyrights in the United States Copyright Office, all pending applications for registration thereof, and all extensions or renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule I;

(b)           all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule I;

(c)           the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License and all extensions and renewals of any thereof; and

(d)           all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits);

provided, that so long as the Cost Sharing Agreement shall remain in full force and effect, any right to use outside of the United States the Grantor’s Intellectual Property that is subject to the Cost Sharing Agreement shall not be included in the Copyright Collateral.

SECTION 3.         Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Copyright Collateral with the United States Copyright Office.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.         Waiver, etc.  The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Liabilities, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Liabilities, as the case may be.  As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York

SECTION 5.         Release of Liens; Termination of Agreement.  Upon (a) the disposition of Copyright Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which Obligations have been paid in full, the Commitments have been cancelled or terminated and all outstanding Letters of Credit shall have expired or been cancelled, the security interests granted herein shall automatically terminate with respect to (i) such Copyright Collateral (in the case of clause (a)) or (ii) all Copyright Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party.  Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party.  A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of the Borrower.  Upon any such permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 6.         Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 7.         Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

SECTION 8.         Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.         Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.       ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

*     *     *     *     *

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to Copyright Security Agreement

Item A.  Copyrights/Mask Works

Registered Copyrights/Mask Works

Registration No	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Serial No.	Filing Date	Author(s)	Title

Item B.  Copyright/Mask Work Licenses (including an indication of exclusive Licenses for U.S. registered Copyrights)

Copyright	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT F

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), Deckers Outdoor Corporation, a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]